Filed Pursuant to Rule 424(b)(5)
Registration No. 333-171266

PROSPECTUS SUPPLEMENT
To Prospectus dated January 6, 2011

4,464,443 Shares

Response Genetics, Inc.

Common Stock

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering 4,464,443 shares of our common stock at a public offering price of $1.20 per share.

Our common stock is quoted on The NASDAQ Capital Market under the symbol “RGDX.” The last reported sale price of our common stock on The NASDAQ Capital Market on December 12, 2013 was $1.32 per share.

Investing in our common stock involves a high degree of risk. See the Section entitled “Risk Factors” beginning on page S-4 for a discussion of matters that you should consider before investing in these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per share	Total
Public offering price	$1.20	$5,357,332
Underwriting discount(1)	$0.06	$267,867
Proceeds, before expenses, to us	$1.14	$5,089,465

(1)	In addition, we have agreed to pay or reimburse the underwriter for certain expenses. See “Underwriting” in this prospectus supplement for additional information.

The underwriter may also purchase up to an additional 669,666 shares from us, at the public offering price less the underwriting discount, within 45 days from the date of this prospectus supplement to cover over-allotments, if any. If the underwriter exercises this over-allotment option in full, the total underwriting discount payable by us will be $308,047 and the total proceeds, before expenses, to us will be $5,852,884.

The underwriter expects to deliver the shares on or about December 18, 2013.

National Securities Corporation

The date of this prospectus supplement is December 13, 2013.

We provide information to you about this offering of shares of our common stock in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying prospectus, dated January 6, 2011, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 (Registration No. 333-171266) that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this process, we may, from time to time, sell shares of our common stock, warrants, or any combination thereof, as described in the prospectus, in one or more offerings up to a total dollar amount of $15,000,000. We have previously sold $5,231,518.25 of our common stock utilizing this registration statement. Furthermore, in no event will we sell securities with a value exceeding more than one-third of our “public float” (the market value of our common stock held by non-affiliates) in any 12-calendar month period.

You should rely only on information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different. We are offering to sell and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus

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in their entirety before making an investment decision. You should also read and consider the information in the documents we have referred you to in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Unless otherwise specified or required by context, references in this prospectus supplement to “we,” “us,” “our” and “RGI” refer to Response Genetics, Inc.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, you should read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference in this prospectus supplement and the accompanying prospectus. If you invest in our common stock, you are assuming a high degree of risk. See “Risk Factors” in this prospectus supplement beginning on page S-4, the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement.

Company Overview

Response Genetics, Inc. was formed as a Delaware corporation in September 1999. We are a life sciences company engaged in the research and development of clinical diagnostic tests for cancer. Our mission is to provide personalized genetic information that will help guide physicians and patients in choosing the treatment from which a given patient is most likely to benefit. We currently generate revenues primarily from sales of our ResponseDX® diagnostic tests, which we launched in 2008, and by providing clinical trial testing services to pharmaceutical companies.

Our proprietary technologies enable us to reliably and consistently extract ribonucleic acid (“RNA”) and deoxyribonucleic acid (“DNA”) from tumor specimens that are stored as formalin-fixed and paraffin-embedded, or FFPE, specimens and thereby to analyze genetic information contained in these tissues. Our technologies also enable us to use the FFPE patient biopsies for the development of diagnostic tests.

Clinical studies have shown that not all cancer therapy works effectively in every patient, and that a number of patients receive therapy that has no benefit to them and may potentially even be harmful. Our goal is to provide physicians and cancer patients with a means to make informed, individualized treatment decisions based on genetic analysis of tumor tissues through the utilization of our proprietary technology as well as through the use of non-proprietary technology that could also benefit patients. Our approach to achieving this goal is to provide a range of oncology diagnostic testing services, focusing on solid tumors, which include technical laboratory services and professional interpretation of laboratory test results by licensed pathologists. In addition, we provide extensive services to pharmaceutical companies and research organizations, including development of diagnostics and clinical trial testing services.

Our Corporate Information

We were incorporated in the State of Delaware on September 23, 1999 as Bio Type, Inc. In August 2000, we changed our name to Response Genetics, Inc. Our principal executive offices are located at 1640 Marengo St., 6th Floor, Los Angeles, CA 90033, and our telephone number is (323) 224-3900.

THE OFFERING

Common Stock
Common Stock Offered By Us
4,464,443 shares
Over-Allotment Option
669,666 shares
Common Stock To Be Outstanding Immediately After This Offering
38,712,896 shares(1)(2)
Use of Proceeds
We intend to use the net proceeds from this offering for working capital and general corporate purposes.
NASDAQ Capital Market Symbol
RGDX

(1)	The number of shares of common stock to be outstanding immediately after this offering as reflected above is based on the actual number of shares outstanding as of November 12, 2013, which was 34,248,453, and does not include, as of that date, shares of our common stock issuable upon the exercise of outstanding options.
(2)	Except as otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriter of its over-allotment option. See “Underwriting” for more details regarding this over-allotment option.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain information included or incorporated by reference in this prospectus supplement or the accompanying prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) that involve inherent risks and uncertainties. These statements include in general forward-looking statements both with respect to us and our industry. Statements that are not historical facts, including statements that use terms such as “anticipates,” “believes,” “expects,” “intends,” “plans,” “projects,” “seeks” and “will” and that relate to our plans and objectives for future operations, are forward-looking statements. In light of the risks and uncertainties inherent in all forward-looking statements, the inclusion of such statements in this prospectus supplement or the accompanying prospectus should not be considered as a representation by us or any other person that our objectives or plans will be achieved. These statements are based on current plans, estimates and expectations. Actual results may differ materially from those projected in such forward-looking statements and therefore you should not place undue reliance on them.

In addition to the factors described in “Risk Factors,” we believe that these factors include, but are not limited to, the following: our expectation that, for the foreseeable future, a significant amount of our revenues will be derived from ResponseDX® product sales; our ability to maintain revenue from pharmaceutical clients; the factors that may impact our financial results; the extent of our net losses and our ability to achieve sustained profitability; our business strategy and our ability to achieve our strategic goals; our expectations regarding revenues from ResponseDX® products; the amount of future revenues that we may derive from Medicare patients; the potential or intent to enter into distribution arrangements; our ability to sustain or increase demand for our tests; our sales forces’ capacity to sell our tests; plans for the development of additional tests; our expectation that our research and development, general and administrative and sales and marketing expenses will increase and our anticipated uses of those funds; our ability to comply with the requirements of a public company; our ability to attract and retain qualified employees; our compliance with federal and state regulatory requirements; the potential impact resulting from the regulation of our tests by the U.S. Food and Drug Administration; the impact of new or changing policies or regulation of our business; our belief that we have filed adequate patent and trademark applications to protect our intellectual property rights; the impact of accounting pronouncements and our accounting policies, estimates, assumptions or models on our financial results; and anticipated challenges to our business.

The foregoing list of factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus supplement and the accompanying prospectus. Any forward-looking statements in this prospectus supplement speak only as of the date hereof and we expressly disclaim any obligation to publicly update or review any forward-looking statement contained herein or in the accompanying prospectus to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks described below, and in the accompanying prospectus and other information included or incorporated by reference in this prospectus supplement or the accompanying prospectus before deciding to invest in shares of our common stock. If any of the following risks occur, the value of our common stock could decline. These risks are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business operations.

Risks Related to This Offering

You will experience immediate and substantial dilution in the net tangible book value per share of the stock that is issued to you.

Since the price per share of our common stock being offered is substantially higher than the net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the stock you purchase in this offering. Based on the public offering price of $1.20 per share, you will suffer immediate and substantial dilution of $0.85 per share in the net tangible book value of the common stock. See the section entitled “Dilution” in this prospectus supplement for a more detailed discussion of the dilution you will incur.

You may experience future dilution as a result of future equity offerings or other equity issuances.

To raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. Our board of directors has the authority to establish the designation of additional shares of preferred stock that may be convertible into common stock without any action by our stockholders, and to fix the rights, preferences, privileges and restrictions, including voting rights, of such shares. Any such additional shares of preferred stock may have rights, preferences and privileges senior to those of outstanding common stock, and the issuance and conversion of any such preferred stock would further dilute the percentage ownership of our stockholders. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by you in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

Our management will have broad discretion as to the use of the net proceeds of this offering, and we may not use the net proceeds effectively.

Our management will have broad discretion as to the use of the net proceeds of this offering and our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase our revenue or our market value.

Risks Related to Our Business, Our Financial Results and Our Need for Financing

Our operating results have in the past and could in the future fluctuate significantly.

Our operating results are difficult to predict and may fluctuate significantly from period to period, particularly because we currently derive a portion of our revenues from our clinical trial testing service business and are substantially dependent upon several key clients. Additionally, the timing of when we receive samples for testing from our clients, and our resulting ability to generate revenue is also difficult to predict. Occasional fluctuations in the use of our testing services by our key clients will have a proportionately larger impact on our revenues and results of operations than for companies with a larger customer base. We incurred net losses of $7,757,079 and $5,702,422 during the years ended December 31, 2012 and 2011, respectively. We expect that our research and development, sales and marketing and general and administrative expenses will continue to increase and, as a result, we will need to generate significant revenues to achieve profitability.

It will be difficult for us to forecast demand for our products with any degree of certainty. We cannot make any assurances that our revenue will increase or be sustained in future periods or that we will be profitable in any future period. Any shortfalls in revenue or earnings from levels expected by our stockholders or by securities or industry analysts could have an immediate and significant adverse effect on the trading price of our common stock in any given period.

We have incurred operating losses for several years, had an accumulated deficit of $62,116,248 as of September 30, 2013, and there can be no assurances that we will be able to accomplish our business objectives and achieve profitability.

We did not commence selling our specialized diagnostic services until the fourth quarter of 2008. Consequently, any predictions about our future performance may not be as accurate as they could be if we had a longer history of successfully commercializing specialized diagnostic services. Since our inception and through September 30, 2013, we had an accumulated deficit totaling $62,116,248.

We have not yet fully demonstrated an ability to overcome many of the risks and uncertainties frequently encountered by companies in rapidly evolving fields, particularly in the biotechnology area. For example, to execute our business plan, we will need to:

•	continue to develop and maintain successful strategic relationships;
•	manage our spending while costs and expenses increase as we expand our efforts to discover, and develop new diagnostic testing services and product candidates;
•	continue to commercialize diagnostic testing services and products based on our proprietary technologies; and
•	potentially gain regulatory and commercial acceptance of our products.

If we are unable to accomplish these or other core objectives, we may not be able to generate revenue or profit, raise capital, develop new diagnostic testing services or product candidates or expand our business.

Our inability to generate sufficient cash from operations or our inability to raise additional capital on acceptable terms in the future may limit our ability to develop and commercialize new product candidates and technologies.

We expect that our cash and cash equivalents will be used to fund our selling and marketing activities primarily related to our ResponseDX® tests, research and development, and general corporate purposes. As a result, we will need to generate significant revenues to achieve profitability.

At this time, we expect to satisfy our future cash needs primarily through financing transactions (including this offering) and/or strategic investments. However, if we are unable to timely and successfully raise additional capital and/or achieve profitability, we will not have sufficient capital resources to implement our business plan or continue our operations, and we will most likely be required to reduce certain discretionary spending, which could have a material adverse effect on our ability to achieve our intended business objectives.

We expect our capital outlays and operating expenditures to increase over the next several years as we expand our infrastructure, commercial operations, sales and marketing and research and development activities and enhance and possibly expand our testing facilities and/or offices.

For example, to date in 2013 and in prior years, we have incurred significant costs in connection with expanding our sales efforts and the research and development of our technologies and we expect to incur significant costs in the development of diagnostic tests and our proprietary database. We expect our selling and marketing and research and development expense levels to remain high for the foreseeable future, and such expenses may increase further as we seek to increase sales, enhance our current technologies and develop new technologies and product candidates, integrate purchased technologies, testing services and product candidates and increase our marketing efforts of them. We currently do not have any expected material research expenditures other than in our normal course of business.

We also expect our expenditures to increase as a result of the integration and implementation of the Pathwork Diagnostics, Inc. assets which we purchased in August 2013. We expect to incur expenses in increased personnel, raw material and licensing fees of technologies that we require to operate these assets.

Our future funding requirements will depend on many factors, including but not limited to the following:

•	The cost of upgrading and expanding our laboratory operations;
•	The cost of maintaining and expanding our current contractual arrangements with pharmaceutical companies;
•	The financial terms and timing of any collaborations, licensing or other arrangements into which we may enter;
•	The rate of progress and cost of research and development activities associated with the development of diagnostic assays for the prediction of chemotherapy responses in cancer patients;
•	The costs of meeting any necessary regulatory compliance guidelines, and the imposition of penalties for failure to comply with regulatory guidelines;
•	The need to respond to technological changes and increased competition;
•	The costs of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights;
•	The cost and delays in product development that may result from changes in regulatory requirements applicable to our products;
•	Sales and marketing efforts to increase the size of the testing services market and to bring new product candidates to market;
•	The cost of integrating and making fully operational new technologies, diagnostic testing services and products that we acquire from others;
•	Unforeseen difficulties in maintaining an effective sales and distribution network; and
•	Lack of demand for and market acceptance of our new product candidates and technologies.

In the past we have relied upon external financing sources. We may have difficulty obtaining additional funding and we cannot assure you that additional capital will be available to us when needed, if at all, or if available, will be obtained on terms acceptable to us. If we raise additional funds by issuing equity securities, dilution to our stockholders could result. Any equity securities issued also may provide for rights, preferences or privileges senior to those of holders of our common stock. If we raise additional funds by issuing debt securities, these debt securities would have rights, preferences and privileges senior to those of holders of our common stock, and the terms of the debt securities issued could impose significant restrictions on our operations. If we raise additional funds through collaborations and licensing arrangements, we might be required to relinquish significant rights to our technologies or product candidates, or grant licenses on terms that are not favorable to us. We expect that the net proceeds from this offering, together with our existing cash and cash equivalents, should be sufficient to fund our anticipated working capital requirements for at least the next 12 months. If adequate funds are not available, we may have to delay, scale back, or eliminate some of our operations or our research, development and commercialization activities.

Our operating results are and will continue to be, for the foreseeable future, substantially dependent upon a few of our key clients and any deterioration of our relationship with these clients could adversely affect our operating results.

Our operating results are substantially dependent upon a few of our key clients and will continue to be so for the foreseeable future. For instance, in the year ended December 31, 2012, two of our clients, GlaxoSmithKline LLC (“GSK”) and GlaxoSmithKline Biologicals S.A. (“GSK Bio”) accounted for approximately 7% and 17% of our revenues, respectively. In the year ended December 31, 2011, GSK and GSK Bio accounted for approximately 15% and 23% of our revenues, respectively. If our relationship with any of these key clients were to deteriorate or if we are not able to secure new clients if we lose a key client, our business and results of operations could be adversely affected.

Although we believe that we have a good relationship with our current key clients, we cannot assure you that they will not terminate their respective contracts or renew them beyond their current terms or that if they extend the current terms of their respective contracts, they will do so on terms favorable to us. If they do not renew or extend their respective contracts with us, our business and operating results may be adversely affected and this may negatively impact our reputation and our ability to service other clients and replace the lost clients.

We are expanding our current business into new areas which may never lead to revenues or profitability.

Currently, we are primarily a service company. We derive our current revenues principally from our clinical trial testing services business, providing pharmacogenomic information to physicians and pharmaceutical clients, using our technology on patient specimens provided by them. In the coming years, we will be increasing our efforts on research and development of diagnostic products using our technologies, an area in which we have relatively limited experience and we will be expanding our sales efforts to hospitals. Consequently, this expansion increases the risks associated with the ownership of our common stock. No assurance can be given that our efforts will result in any commercialized product candidates or that revenues or profits will be generated from sales of such product candidates.

Risks Related To Our Intellectual Property

The rights we rely upon to protect our intellectual property underlying our product candidates may not be adequate, which could enable third parties to use our technology and would reduce our ability to compete in the market.

Our ability to execute our business plan will depend in part on our ability to obtain, protect and enforce patents on our technology and to protect our trade secrets and know-how. In addition to patents, we rely on a combination of trade secrets, copyright and trademark laws, nondisclosure agreements and other contractual provisions and technical measures to protect our intellectual property rights. Nevertheless, these measures may not be adequate to safeguard the intellectual property underlying our services and product candidates. If these laws do not protect our rights, third parties could use our technology, and our ability to compete in the market would be reduced. In addition, although our license agreement with The University of Southern California (“USC”) upon which our principal services and product candidates are based relates to an issued U.S. patent, some of the corresponding foreign applications are still pending. These applications, plus our other patent applications, may continue to be pending for several years, and may not result in the issuance of patents. Further, we cannot assure you that applied-for patents will be granted, if at all, in a manner that preserves the scope of the original application. Nor can we be certain that any issued patents would protect or benefit us or give us adequate protection from competing products, particularly in foreign countries where laws may not protect or enforce patent rights as fully as in the United States. For example, issued patents may be circumvented, challenged and declared invalid. In addition, employees, consultants and others who participate in the development of our product candidates may breach their agreements with us regarding our intellectual property, and we may not have adequate remedies for the breach. Further, we may not be able to effectively protect our intellectual property rights in the United States or in foreign countries. Moreover, our trade secrets and know-how may become known through other means not currently foreseen by us. Notwithstanding our efforts to protect our intellectual property, our competitors may independently develop similar or alternative technologies or products that are equal or superior to our technology and product candidates without infringing on any of our intellectual property rights or design around our proprietary technologies, any of which could harm our business.

As we expand our business into production of diagnostic tests and build up our microarray database, protecting our intellectual property will become increasingly important. The protective steps we have taken may be inadequate to deter our competitors from using our proprietary information. In order to protect or enforce our patent rights, we may be required to initiate litigation against third parties, such as infringement lawsuits. Also, these third parties may assert claims against us with or without provocation. These lawsuits could be expensive, take significant time and could divert management's attention from other business concerns. The law relating to the scope and validity of claims in the technology field in which we operate is still evolving and, consequently, intellectual property positions in our industry are generally uncertain. We cannot assure you that we will prevail in any of these potential suits or that the damages or other remedies awarded, if any, would be commercially valuable. During the course of these lawsuits, there may be public announcements concerning the results of the litigation. If securities analysts or investors perceive any of these results to be negative, it could cause our stock price to decline.

We may not be able to obtain adequate patent protection for new technologies and methods required for achieving our business objectives.

Our patent position involves complex legal and factual questions. Legal standards relating to the validity and scope of claims in the genomics technology field have evolved and are still evolving, including with regard to claims directed to diagnostic methods. Therefore, the degree of exclusivity that future patent protection may provide for our proprietary technologies in this field is uncertain. Likewise, legal standards relating to validity of claims to new methods of using known drugs are still evolving. Hence, the likelihood of patenting potential new therapeutic uses of drug repositioning candidates also is uncertain.

Specific risks and uncertainties that we face in the area of patent exclusivity include:

•	the pending patent applications we have filed, or to which we have licensed rights, may not result in issued patents or may take longer than we expect to result in issued patents;
•	the claims of any patents which are issued on our pending applications may not provide commercially meaningful protection or value;
•	the patents licensed or issued to us may not provide adequate exclusivity for all aspects of our proprietary genomics technology;
•	other companies may challenge patents issued or licensed to us; and
•	we may not be able to obtain adequate patent protection for commercialization of a potential new use of a repositioned (previously FDA approved for a different indication) drug candidate.

Our product candidates could infringe on the intellectual property rights of others, which may cause us to engage in costly litigation and, if we do not prevail, could also cause us to pay substantial damages and prohibit us from selling our services and product candidates.

Although we believe that our proprietary rights do not infringe on the intellectual property rights of others, third parties have asserted and may in the future assert infringement or other intellectual property related claims against us. We may have to pay substantial damages, including damages for past infringement if it is ultimately determined that our product candidates infringe a third party's proprietary rights. Further, we may be prohibited from selling some of our product candidates before we obtain additional licenses, which, if available at all, may require us to pay substantial royalties. Even if these claims are without merit, defending a lawsuit takes significant time, may be expensive and may divert management's attention from other business concerns. Any public announcements related to litigation or interference proceedings initiated or threatened against us could cause our business to be harmed and our stock price to decline.

Our rights to use technologies licensed from third parties are not within our control and we may not be able to sell our product candidates if we lose our existing rights or cannot obtain new rights on reasonable terms.

We license from third parties technology necessary to develop some of our product candidates. In return for the use of a third party's technology, we have agreed and may agree in the future to pay the licensor royalties based on sales of our product candidates. Royalties are a component of cost of revenue and impact the margin on our revenues. We may need to license other technology to commercialize future product candidates. Our business may suffer if any current or future licenses terminate, if the licensors fail to abide by the terms of the license or fail to prevent infringement by third parties, if the licensed patents or other rights are found to be invalid, or if we are unable to enter into necessary licenses on acceptable terms.

We have licensed our method of extracting ribonucleic acid (“RNA”) and deoxyribonucleic acid (“DNA”) from USC. We have worldwide exclusive rights to that technology, but these exclusive rights will terminate upon the expiration of the licensed patent relating to the technology or final determination that the technology is not patentable for patent applications that are pending globally. Additionally, our exclusive rights may be terminated upon 60 days’ notice from USC if we breach the terms of the license agreement and fail to cure the breach, or immediately upon notice from USC if we fail to maintain the insurance coverage required by our license or, under certain circumstances, we have a bankruptcy petition filed by or against us. Under the agreement with USC, we are required to maintain a comprehensive general liability insurance policy in single limit coverage of not less than $1,000,000 per incident, a $1,000,000 annual aggregate for death, bodily injury or illness, and a $200,000 annual aggregate in property damage. We would be required to obtain additional insurance coverage if we or any sublicensee of ours began using the technology in human clinical trials, administering the technology or any products developed using the technology to humans or manufacturing or distributing it for non-clinical human use. No assurances can be given that we will be able to secure or maintain such insurance.

Termination of our agreement with USC could result in losing access to our extraction method and could delay or suspend our overall commercialization efforts. The failure to maintain the right to license such technology could require us to cease providing product candidates or services utilizing such licensed technology, and therefore, would result in a material adverse effect on our business.

Risks Related To Development, Clinical Testing And Regulatory Approval Of
Our Services And Product Candidates

Any loss or suspension of a license; or imposition of a fine, penalties, or changes in regulatory requirements; or failure to obtain regulatory approval or to comply with regulatory requirements could negatively affect our intended rollout of services and product candidates or continued operations.

The loss of or any significant failure to retain or obtain regulatory approvals, or to comply with any applicable regulatory requirements for the clinical processing laboratories in which our technologies are performed, could result in us being unable to provide services during the period in which the laboratories are not certified or authorized to provide those services.

We are subject to the Clinical Laboratory Improvement Amendments of 1988 (“CLIA”), which is administered by the Centers for Medicare and Medicaid Services (“CMS”) and extends federal oversight to virtually all clinical laboratories by requiring certification by the federal government or by a federally-approved accreditation agency. CLIA requires the certification of clinical laboratories that conduct tests on human subjects and imposes specific conditions for certification. CLIA is intended to ensure the quality and reliability of clinical laboratories, including the accuracy, reliability and timeliness of patient test results performed in clinical laboratories, in the United States by mandating specific standards in the areas of personnel qualification, administration participation in proficiency testing, patient test management, quality control, quality assurance and inspections. CLIA regulations contain guidelines for the qualification, responsibilities, training, working conditions and oversight of clinical laboratory employees. In addition, specific standards are imposed for each type of test that is performed in a laboratory. The categorization of commercially marketed in vitro diagnostic tests under CLIA is the responsibility of the FDA. The FDA will assign commercially marketed test systems into one of three CLIA regulatory categories based on their potential risk to public health. Tests will be designated as waived, of moderate complexity or of high complexity. CLIA and the regulations promulgated thereunder are enforced through quality inspections of test methods, equipment, instrumentation, materials and supplies on a periodic basis. The sanction for failure to comply with CLIA requirements may be suspension, revocation or limitation of a laboratory's CLIA certificate, which is necessary to conduct business, as well as significant fines and/or criminal penalties. If a laboratory is certified as “high complexity” under CLIA, the laboratory is permitted to obtain analyte specific reagents (ASRs), which are commercially marketed products that function as the building blocks of in vitro diagnostic tests and in-house diagnostic tests known as “home brews.” We received our CLIA certificate as a “high complexity” laboratory in 2007. To renew this certificate, we participate in College of American Pathologist (“CAP”) surveys and unannounced periodic inspections approximately every two years. Our most recent CAP inspection took place on August 27, 2012 and has resulted in accreditation for two years starting

November 4, 2012, the date of expiration of the previous accreditation. Loss of our CLIA certification, change in CLIA or CLIA regulations or in the interpretation thereof, could have a material adverse effect on our business.

Certain states also impose additional regulations on clinical laboratories located in state or impose regulations on out of state laboratories that conduct tests on their residents. As such, our clinical operations are also subject to regulation under state laws which are more stringent than CLIA. State clinical laboratory laws generally require that laboratories and/or laboratory personnel meet certain qualifications. State clinical laboratory laws also require laboratories to specify certain quality controls and maintain certain records. For example, California requires that we maintain a state issued license and comply with California standards for our laboratory operations, including the standards for laboratory personnel and quality control. Certain other states, including Rhode Island, Florida, Maryland, New York and Pennsylvania, require that we hold licenses to test specimens from patients residing in those states. Additional states may require similar licenses in the future. Potential sanctions for violation of these state requirements include significant fines and the suspension or loss of various licenses, certificates and authorizations, which could adversely affect our business and results of operations. Finally, we may be subject to regulation in foreign jurisdictions, including in Europe and Asia, if we expand offering of our tests or distribution of our tests internationally.

New product development involves a lengthy, expensive and complex process. We may be unable to develop or commercialize any of the product candidates we are currently researching. Moreover, even if we develop such candidates, they may be subject to significant regulatory review, approval and other government regulations.

We are currently conducting research and development on the application of our technologies to therapeutic benefit in colon, lung, gastric, pancreatic, bladder, and other cancers. There can be no assurance that our technologies will be capable of reliably predicting the therapeutic benefit of specific anti-cancer therapies, with the sensitivity and specificity necessary to be clinically and commercially useful, or the therapeutic benefit of specific anti-cancer therapies, or that we can develop and commercialize those technologies at all. New product development involves a lengthy, expensive and complex process and, although we have identified potential new products, there is no guarantee they will survive the process of development, validation and commercialization. In addition, before we can develop diagnostic tests for new cancers and commercialize any new product candidates, we will need to:

•	conduct substantial research and development;
•	conduct validation studies;
•	expend significant funds;
•	develop and scale-up our laboratory processes; and
•	obtain regulatory approval and acceptance of our product candidates.

This process involves a high degree of risk and takes several years. Our product development efforts may fail for many reasons, including:

•	failure of the product at the research or development stage;
•	difficulty in accessing archival tissue specimens, especially tissue specimens from patients with known clinical outcomes; and
•	lack of clinical validation data to support the effectiveness of the product.

Few research and development projects result in commercial products, and perceived viability in early clinical trials often is not replicated in later studies. At any point, we may abandon development of a product candidate or we may be required to expend considerable resources repeating clinical trials, which would adversely impact the timing for generating potential revenues from those product candidates. In addition, as we develop product candidates, we will have to make significant investments in product development, marketing and sales resources.

Complying with numerous laws and regulations pertaining to our expanding business is an expensive and time-consuming process, and any failure to comply could result in substantial penalties.

We are subject to a variety of complex federal and state health care laws and regulations including healthcare fraud and abuse laws. These laws include, but are not limited to:

•	Medicare billing and payment regulations applicable to clinical laboratories;
•	the federal Medicare and Medicaid Anti-kickback Law, and state anti-kickback prohibitions;
•	the federal physician self-referral prohibition commonly known as the “Stark Law” and various state law equivalents;
•	the federal Health Insurance Portability and Accountability Act of 1996, or (“HIPAA”);
•	various state laws governing patient privacy and data security;
•	Medicare civil money penalty and exclusion requirements;
•	the federal civil and criminal False Claims Act; and
•	state civil and criminal false claims laws.

The risk of our being found in violation of these laws and regulations is increased by the fact that many of them have not been fully interpreted by regulatory authorities or courts, and their provisions are open to a variety of interpretations.

For example, the federal law commonly known as the Medicare/Medicaid anti-kickback law, and similar state laws, prohibit payments that are intended to induce physicians or others to acquire, arrange for or recommend products or services that are paid for under a government healthcare program or by other third party payors. Another federal law, the Ethics in Patient Referral Act of 1989, as amended by the Omnibus Budget and Reconciliation Act of 1993, or the Stark Law, prohibits physicians from referring Medicare and Medicaid patients for designated health services to entities with which they have a financial relationship, unless that relationship qualifies for an explicit exception to the referral ban. Many states have also adopted “self-referral” prohibitions similar in many respects to the Stark Law, and such laws may apply to laboratory tests. The application and interpretation of all of these laws are complex and difficult to predict and could constrain our financial and marketing relationships. Violations of these laws could lead to exclusion from healthcare programs, significant civil monetary penalties or even criminal prosecution.

Many states restrict or prohibit the employment of licensed physicians by for-profit corporations, or the “corporate practice of medicine.” California has a clearly established prohibition against the corporate practice of medicine based primarily on medical practice statutes and case law. California’s statutes provide that corporations have no professional rights or powers and that a person may not practice medicine without a valid certificate of licensure. The Medical Board of California has issued a policy statement that defines the contours of the prohibition and explains that the policy behind it is “to prevent unlicensed persons from interfering with or influencing the physician’s professional judgment.” As a general rule, a corporation in California may not engage in the practice of medicine directly nor may it do so indirectly by employing physicians to perform professional services for those with whom the corporation contracts to furnish such services.

Any action brought against us for violation of these laws or regulations, even if we prevail, could cause us to incur significant legal expenses and divert our management's attention from the operation of our business. If our operations are found to be in violation of any of these laws and regulations, we may be subject to civil and criminal penalties, damages and fines. We could also be required to refund improperly received payments, and we could be required to curtail or cease our operations. Any of the foregoing consequences could seriously harm our business and our financial results.

New federal and state legislation and regulation affecting the healthcare industry could severely restrict our ability to operate our business.

Federal and state regulation of the healthcare industry is rapidly evolving on many levels. Changes to existing and new laws and regulations could significantly impact or even harm our ability to operate our business.

•	The American Recovery and Reinvestment Act of 2009. The federal and state governments extensively regulate the privacy and security of patient information and the release of patient records. At the federal level, extensive privacy and security changes have been made under the American Recovery and Reinvestment Act of 2009 (“ARRA”). These changes affect “covered entities” or organizations such as ours that are required to comply with HIPAA. In addition to new compliance measures, ARRA imposes significant new penalties for HIPAA violations. It also mandates HIPAA audits by the federal government and permits state attorneys general to enforce HIPAA violations impacting patients within a particular state. At the state level, there are new laws governing data security and the reporting of data breaches. These laws can apply to companies such as ours that maintain the personal data of medical patients. Additional legislation related to the privacy and security of patient information may be proposed at both the state and federal level. It may be expensive to implement security or other measures designed to comply with existing or any new legislation to which we become subject. Additionally, the cost of defending ourselves in the event of a government investigation or enforcement activity could be prohibitive.
•	U.S. Food and Drug Administration. The U.S. Food and Drug Administration (“FDA”), regulates the sale or distribution in interstate commerce, of medical devices, including in vitro diagnostic test kits. The information that must be submitted to FDA in order to obtain clearance or approval to market a new medical device varies depending on how the medical device is classified by FDA. FDA presently requires clearance or approval of diagnostic test kits that are sold to labs, hospitals and doctors, considering them to be medical devices. However, diagnostic tests that are developed and performed by a CLIA-certified reference laboratory, known as “home-brew,” “in-house” or “laboratory-developed” tests, have not been regulated by FDA to date. Although FDA has exercised enforcement discretion and has not regulated most laboratory-developed tests performed by high complexity CLIA certified laboratories, it has stated that it has the power and intends to regulate some laboratory-developed tests such as the ones that we develop as devices. FDA has announced that it will develop guidelines describing which tests would need to comply with device requirements. The degree to which in-house tests are regulated by the FDA has also been the focus of recent Congressional attention, and Congress is considering the introduction of legislation that would subject at least some such tests to premarket review or approval by the FDA. As a result, the cancer therapy response tests that we develop in-house which include the use of genes to determine whether a patient falls into a high or low risk for recurrence of response to a particular chemotherapy may become subject to FDA regulation. In addition, the FDA-approved Tissue of Origin (“TOO”) test that was formerly owned by Pathwork Diagnostics, Inc. and which we acquired in August 2013 is subject to FDA regulation. Complying with FDA review and approval requirements for our existing products and services as well as for our newly-acquired TOO test would be time consuming, burdensome and expensive and could delay our introduction of new products or services, including the TOO test. Entities that fail to comply with FDA requirements can be liable for criminal or civil penalties, recalls, seizures, orders to cease manufacturing and restrictions on labeling and promotion.

Ethical and other concerns surrounding the use of genetic information may adversely affect demand for any of our proposed product candidates.

Although our technology looks at specific genetic information of tumor tissue and not of an entire human being, genetic profiling has raised ethical issues regarding confidentiality and the appropriate uses of the resulting information. Many states have implemented genetic testing and genetic privacy laws, and the applicability of these genetic testing laws to our testing services is not clear. We have structured our compliance efforts based on what we believe to be reasonable interpretations of regulatory requirements. However, there is no guarantee that the government will agree with our interpretations. Also, governmental authorities may further limit, or regulate the use of genetic testing. Such a scenario could reduce the potential markets for our product candidates, which could materially affect our revenue stream and business.

Changes in healthcare policy could subject us to additional regulatory requirements that may interrupt possible commercialization of our proposed products and increase our costs.

Healthcare policy has been a subject of extensive discussion in the executive and legislative branches of the federal and many state governments. We developed our commercialization strategy for our technology based on existing healthcare policies. Changes in healthcare policy, such as the creation of broad limits for diagnostic products in general, could substantially interrupt the sales of future diagnostic tests, increase costs and divert management's attention. We cannot predict what changes, if any, will be proposed or adopted or the effect that such proposals or adoption may have on our business, financial condition and results of operations.

Risks Related To Competition And Commercialization Of Our Services And Product Candidates

We are subject to intense scientific and commercial competition, which may impair our ability to commercialize our services and product candidates and gain needed market share.

We provide services in a segment of the healthcare industry that is highly fragmented and extremely competitive. Any failure to respond to technological advances and emerging industry standards could impair our ability to attract and retain clients. This industry is characterized by rapid technological change. Our actual and potential competitors in the United States and abroad may include major clinical and pathology laboratories, such as Quest Diagnostics Inc., Laboratory Corporation of America, Clarient, Inc. (acquired by GE), and specialized laboratories such as Genoptix, Inc. (acquired by Novartis Pharmaceuticals), NeoGenomics, Inc., Caris Life Sciences, university laboratories and other research institutions. Many of our potential competitors have considerably greater financial, technical, marketing, research and other resources than we do, which may allow these competitors to discover important information and technology before we do. We anticipate increased competition with additional companies entering our market to aggressively compete for market share. Our competitors may succeed in developing diagnostic products that circumvent our technologies or product candidates. Also, our competitors may succeed in developing technologies or products that are more effective than those that will be developed by us or that would render our technology or product candidates less competitive or obsolete.

In addition, we are developing our services and product candidates to impact certain methods for treating cancer. If those methods change, it is likely that the demand for our services and product candidates would significantly decline or cease altogether. The development of new or superior competing technologies or products, or a change in the methodology of treating cancer, could affect our competitive position and harm our business.

Additionally, several development-stage companies are currently making or developing product candidates that compete with or will compete with our potential products. Competitors may succeed in developing, obtaining approval from FDA or marketing technologies or products that are more effective or commercially attractive than our potential products or that render our technologies and current or potential products obsolete. Competitors may also develop proprietary positions that may prevent us from commercializing product candidates.

If we are unable to develop product candidates to keep pace with rapid medical and scientific change, our operating results and competitive position would be harmed.

In recent years, there have been numerous advances in technologies relating to the diagnosis and treatment of cancer. For advanced cancer, new strategies are being developed that may increase survival time and reduce toxic side effects. These advances require us continuously to develop new product candidates and enhance existing product candidates to keep pace with evolving standards of care. Diagnostic tests that we may develop could become obsolete unless we continually innovate and expand our product to demonstrate recurrence and treatment benefit in patients treated with new therapies. New treatment therapies typically have only a few years of clinical data associated with them, which limits our ability to perform clinical studies and correlate sets of genes to a new treatment's effectiveness. If we are unable to demonstrate the applicability of our proposed tests to new treatments, then any sales of our tests could decline, which would harm our revenues.

If we are unable to develop new and enhanced services and product candidates that achieve widespread market acceptance, we may be unable to recoup product development costs, and our earnings and revenue may decline.

Our future ability to operate depends on our ability to broadly market existing technologies and clinical trial testing services, and to develop and introduce new service and product candidates. We expect to commit substantial resources to developing new services and product candidates, as well as to continue marketing the existing services. If the market for these services and products does not develop as anticipated, or demand for our current service and product offerings does not grow or grows more slowly than we expect, we will have expended substantial resources and capital without realizing sufficient revenue, and our business and operating results could be adversely affected.

If we are unable to support demand for our clinical trial testing services or product candidates, our business may suffer.

We need to meet the market demand for our clinical trial testing services or diagnostic tests in support of the pharmaceutical company clinical trials. If demand for testing services increases, we will be required to implement increases in scale and related processing, client service, billing and systems process improvements, and to expand our internal quality assurance program to support testing on a larger scale. As we expand our development and commercialization of diagnostic tests, we will also need additional certified laboratory scientists and other scientific and technical personnel. We cannot assure you that any increases in scale, related improvements and quality assurance will be implemented or that appropriate personnel will be available. Failure to implement necessary procedures or to hire the necessary personnel could result in higher cost of processing or an inability to meet market demand. There can be no assurance that we will be able to perform tests on a timely basis at a level consistent with demand. In addition, if we encounter difficulty meeting market demand for our testing services or diagnostic tests, our reputation could be harmed and our future prospects and our business could suffer.

Risks Related To Our Dependence On Third Parties

If we fail to maintain our strategic relationships with GSK or GSK Bio or fail to establish or maintain other strategic relationships we may be unable to sustain or grow our business.

We depend upon our strategic relationships including our clients GSK and GSK Bio to achieve market penetration of our services and product candidates, extend the reach of our services and product candidates to a larger number of participants in the healthcare industry, deploy new services and products and generate additional revenue. We have limited experience in establishing and maintaining strategic relationships with healthcare industry participants. Entering into, or sustaining strategic relationships will be made more difficult if any of the following situations occur:

•	current or potential strategic collaborators may decide to compete with us in some or all of our markets;
•	potential strategic collaborators may refuse to establish relationships with us if we have entered into relationships with their competitors; or
•	potential strategic collaborators may be reluctant to work with us until our services and product candidates have obtained widespread market acceptance.

Additionally, GSK or GSK Bio may seek to terminate their respective agreements with us under the following circumstances.

•	GSK has the right to terminate its agreement with us or any particular study to be performed under the agreement, with or without cause, upon prior written notice to us. Either party may terminate the agreement upon written notice, for uncured material breach or for cause, as defined under the agreement.

•	GSK Bio has the right to terminate its agreement with us without cause upon 90 days’ prior written notice to us. Either party may terminate the agreement immediately: (i) for material breach of the agreement or any task order under the agreement that is not cured within 60 days of written notice of such breach; (ii) if the other party enters into bankruptcy or similar proceedings; or (iii) if the other party is unable to perform its obligations under the agreement for a period of more than three months due to force majeure. In addition, GSK Bio has the right to terminate the agreement upon a change of control of the Company.

If we were to lose any one of our strategic relationships it could have a material impact on our ability to sustain or grow our business.

We rely on microarrays instrumentation and other products supplied by Affymetrix Inc. (“Affymetrix”) to perform our newly-acquired TOO testing services. If Affymetrix is unable or unwilling to supply us with the products and licenses, we may need to obtain alternative technologies.

Our ability to provide TOO testing services depends in part on the ability of Affymetrix to supply us with adequate quantities of custom microarrays and other products and to make available licenses of technologies to use such products. Affymetrix provides us with microarrays, reagents, instrumentation and software under a 5-year agreement that was executed on August 23, 2013. There is no assurance that we can renew that agreement in the future on terms comparable to, or as favorable to us as, the current agreement. If Affymetrix is unable or unwilling to supply us with the products and licenses we require on acceptable terms or if the microarrays are unavailable or defective or otherwise unreliable, we may incur additional database production costs and we may need to obtain alternative technologies. Alternative technologies may not be available to us, or may only be available to us on unfavorable terms. Restricted or curtailed access to such products could cause our business to suffer.

We rely on certain suppliers for some of our laboratory instruments, reagents and consumables, and may not be able to find replacements in the event our supplier no longer supplies that equipment.

We rely principally on four suppliers for certain of our laboratory instruments and reagents: Qiagen, Life Technologies (formerly known as Applied Biosystems Inc.) (“Life Technologies”), Roche Molecular Systems, Inc. (“Roche”) and Abbott Molecular Inc. (“Abbott”). We rely on Qiagen to supply reagents and instrumentation necessary for our assays. We rely on instrumentation and reagents from Life Technologies to generate the vast majority of data for our research projects and our pharmaceutical company service contacts. We rely on Roche to provide the in vitro diagnostics instruments for our assays and reagents. We rely on Abbott to supply reagents for our assays. If we were to lose any of these suppliers we would have to identify new suppliers with similar platform instrumentation, capable of supporting our technology. Even if we were to identify other suppliers, there is no guarantee that we would be able to transfer our technologies to a new platform with comparable results. Moreover, there can be no assurance that we would be able to enter into agreements with such suppliers on a timely basis and on acceptable terms, if at all. The loss of any of these suppliers would have a material adverse effect on us.

Risks Related To Our Operations

Reimbursement levels for our diagnostic services are subject to continuing change and any reductions in reimbursement levels would decrease our revenues and adversely affect our results of operations and financial condition.

Reimbursement to healthcare providers is subject to continuing change in policies by governmental payors, such as Medicare and Medicaid, private insurers, and other private third party payors. Reimbursement from governmental payors is subject to statutory and regulatory changes, retroactive rate adjustments and administrative rulings, and other policy changes, all of which could materially decrease the range of services for which we are reimbursed or the reimbursement rates paid by governmental payors for our specialized diagnostic services.

Both government and private pay sources have instituted cost-containment measures designed to limit payments made to providers of health care services, which include diagnostic test providers such as the Company, and there can be no assurance that future measures designed to limit payments made to providers will not adversely affect the Company.

A portion of the Company’s revenues are derived from Medicare reimbursement. Laws and regulations governing Medicare programs are complex and subject to change and to interpretation, and the Company may be adversely affected by future changes in the applicable laws and regulations and governmental investigations, lawsuits or private actions which include mandatory damages, fines, penalties, criminal charges, loss or suspension of licenses and/or suspension or exclusion from Medicare and certain other governmental programs. The Company believes that it is in compliance with all applicable laws and regulations and is not aware of any pending or threatened investigations involving allegations of potential wrongdoing.

Medicare reimbursement rates are subject to regulatory changes and government funding restrictions. In January 2013, the initial 2013 annual Medicare fee schedule update was announced which included proposed changes to Medicare reimbursement rates that significantly reduced the reimbursement rates for certain of the testing services we provide. The Company participated with other impacted organizations to provide guidance to the local Medicare Administrative Contractor (“MAC”) that may result in adjustments to the proposed reimbursement rates to better reflect the value of the services being performed. As a result of this guidance, the local MAC updated certain pricing through September 2013 which reflected an increase in many of the tests originally priced in January 2013. On October 1, 2013, the Centers for Medicare and Medicaid Services (“CMS”) issued fees for some, but not all, of the CPT codes used by the Company. It is uncertain if continued guidance provided to Medicare and the local MAC by impacted organizations will result in additional fee increases during 2013. If, however, the current level of reduction in reimbursement rates is adopted as is, it may have a material adverse effect on the Company's operations.

As a result of these Current Procedural Terminology (“CPT”) code changes and Medicare price changes, we have experienced a departure from our normal reimbursement patterns with Medicare and other payors. Specifically, we have experienced delays in certain reimbursements for services and an increase in initial denials of claims for certain services provided. Accordingly, we revaluated the assumptions employed in our model for estimating revenue to be recognized for ResponseDX® testing. We view the code and price changes described above as affecting only the assumptions we used in pricing our services. The nature of the testing we provide, the evidence we gather to establish the creditworthiness of our payors and the delivery method of our services have not changed from prior periods, and there are no indicators that these assumptions require change.

We performed an analysis that considered our historical patterns of revenue by payor in conjunction with the fluctuations we experienced in the three and nine months ended September 30, 2013 to arrive at the revenue recorded for the quarter. We believe that the changes in CPT codes and pricing that are causing confusion and erratic payment experience in the payor community will take some time to resolve. The time needed for resolution will depend upon the local MAC releasing additional pricing changes and potentially, revisions to previously revised prices, and upon the private payor community adopting the new CPT codes and some level of revised pricing. Accordingly, our revenue recognition estimates could be materially affected in future periods as pricing and payments patterns change and develop, and we may be materially affected by future or retroactive price changes.

On July 8, 2013, the Centers for Medicare and Medicaid Services (“CMS”) released a new proposed rulemaking entitled “Medicare Program; Revisions to Payment Policies under the Physician Fee Schedule, Clinical Laboratory Fee Schedule & Other Revisions to Part B for CY 2014”. This proposed rule contains a number of provisions that may adversely impact the level of reimbursement for a variety of tests for which the Company receives reimbursement from the Medicare program beginning in 2014. Among other things, CMS has proposed examining approximately 1,200 laboratory tests that appear on the Clinical Lab Fee Schedule (“CLFS”) over a period of five years to determine whether advances in technology may have reduced the cost of providing such tests and whether or not the level of reimbursement should be revised. The Company is currently performing molecular testing which is reimbursed using CPT codes that fall on the CLFS. CMS has also proposed changing the methodology used to determine reimbursement rates for the technical component of certain tests reimbursed off of the Physician Fee Schedule (“PFS”). Among other provisions, CMS has proposed limiting the Relative Value Units (“RVUs”) ascribed to the practice expense component of their reimbursement formula for tests performed in “Non-Facilities” (which would include most clinical laboratories like the Company) to the RVUs that have been ascribed for the same procedures under the Hospital Outpatient Prospective Payment System, or the Ambulatory Payment Classification (“APC”)

system which are used to reimburse “Facilities” (such as hospitals and ambulatory surgery centers). The Company currently performs FISH testing, which may be impacted by this PFS rule change if it is enacted. On November 27, 2013, CMS released its final rules related to the PFS, and those rules determined average, nationwide rates for 2014 for CPT codes on the PFS. The average rates related to FISH testing CPT codes did not change significantly from 2013. Based upon the national average rates release, the Company does not expect the changes to 2014 fees to have a material impact on the Company’s revenue.

In addition, some private insurers and other third party payors link their rates to Medicare's reimbursement rates, and a reduction in Medicare reimbursement rates for clinical laboratory and pathology services could result in a corresponding reduction in the reimbursements we receive from such third party payors. Any reductions in reimbursement levels for our specialized diagnostic services would decrease our revenues and adversely affect our results of operations and financial condition.

We depend on key scientific and managerial personnel for the implementation of our business plan, the loss of whom would impair our ability to compete.

Our success to date in developing our services has resulted primarily from the activities of our scientific team, including our researchers, and our senior management team. The loss of services of any of these persons could delay or reduce our product development and commercialization efforts. Furthermore, recruiting, retaining and integrating qualified scientific personnel to perform future research and development work will be critical to our ability to execute our business plan. There can be no assurance that we will be able to attract additional and retain existing personnel. The loss of the services of one or more of these key employees could harm our business.

Our United States operations are for the most part at a single location and we have limited redundant systems, therefore our operations are vulnerable to loss or interruptions due to unforeseen events.

Our ability to execute our business plan depends on the efficient and uninterrupted operation of our processing and research and development laboratories, the bulk of which are located in a single geographic area. The laboratory and our database and operational and administrative systems are vulnerable to interruption or loss from fire, flood, earthquake, power loss, telecommunications failure, break-ins, and similar events. Earthquakes are of particular significance since our main facility is located in Los Angeles, California, an earthquake-prone area. We may not carry sufficient business interruption insurance to compensate us for losses that may occur. If our operations and research and development were curtailed or ceased, it would seriously harm our business.

We are, and expect to continue to be, subject to risks associated with international business activities that could harm our financial condition and results of operations.

We have an existing contract with Taiho Pharmaceutical Co., Ltd., a Japanese pharmaceutical company (“Taiho”) for whom we analyze patient specimens for gene expression from FFPE specimens. We also have an ongoing relationship with GSK, a United Kingdom based company and GSK Bio, a Belgium based company. Although we intend to continue our testing services business in the United States, we believe that an amount of our future revenue will come from international sales as we expand our testing services business outside of the United States. The success of our international business activities depends upon a number of factors beyond our control.

International sales are subject to a number of other risks, including:

•	reduced protection for intellectual property rights in some countries;
•	export restrictions, trade regulations and foreign tax laws;
•	fluctuating foreign currency exchange rates;
•	foreign certification and regulatory requirements;
•	lengthy payment cycles and difficulty in collecting accounts receivable;

•	customs clearance and shipping delays; and
•	political and economic instability.

Failure in our information technology and storage systems could significantly increase turnaround time, otherwise disrupt our operations, or lead to increased competition by other providers of laboratory services, all of which could reduce our client base and result in lost net revenues.

Information systems are used extensively in virtually all aspects of our business, including laboratory testing, billing, client service, logistics and management of medical data. We have implemented an internally developed software database system that is used to perform tracking, evaluation, and reporting of laboratory specimens as they are analyzed. We also make use of commercial software applications that allow biostatistical analysis of data generated from chip array studies. These systems will also be used in any facilities we may develop overseas to ensure that results from sample processing are consistent from location to location. Our ability to execute our business plan depends, in part, on the continued and uninterrupted performance of our information technology systems, or IT systems. IT systems are vulnerable to damage from a variety of sources, including telecommunications or network failures, malicious human acts and natural disasters. Moreover, despite network security measures, some of our servers are potentially vulnerable to physical or electronic break-ins, computer viruses and similar disruptive problems. Despite the precautionary measures we have taken to prevent unanticipated problems that could affect our IT systems, sustained or repeated system failures that interrupt our ability to generate and maintain data for our pharmaceutical company clients and process other testing orders and deliver results in a timely manner could adversely affect our reputation and result in a loss of clients and net revenues. We are also required to maintain a repository of archive residual specimens and RNA/DNA extracted from these specimens for our pharmaceutical clients for various periods of time specified in our contracts. This requires special storage equipment. Specimen storage equipment consists of lockable cabinets that are catalogued for the storage of paraffin-embedded specimens for our clients. Our database provides locator information in order to retrieve these archived specimens as needed. In addition, we maintain freezers to store frozen tissue specimens. These freezers are monitored via computerized probes on a continuous basis to ensure that temperatures are maintained at levels necessary to keep these specimens frozen. Any failure in these storage equipment systems could prevent us from fulfilling these contracts and adversely affect our business, our reputation and result in a loss of clients and net revenues.

As a public company, we may have to implement additional and expensive finance and accounting systems, procedures and controls as we grow our business and organization and to satisfy new reporting requirements, which will increase our costs and require additional management resources.

We currently are a company with limited resources and we intend to continue to spend most of our resources on research, development, sales and marketing and other operational expenses. We are currently classified as a Smaller Reporting Company under Exchange Act regulations. Until we are classified as an Accelerated Filer (based upon our market capitalization reaching $75 million as of the applicable measuring date, among other requirements), we are exempt from compliance with Section 404(b) of the Sarbanes-Oxley Act of 2002, relating to the attestation and reporting by our external auditing firm on our internal controls. However, if we were no longer exempt from compliance with certain provisions of the Sarbanes-Oxley Act of 2002, we would incur significant additional costs, which would be material to us and would affect our results of operations. In order to comply with the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the Securities and Exchange Commission, we may be required to expand disclosures and accelerate our financial reporting requirements. If we are unable to complete the required Section 404(b) assessment as to the adequacy of our internal control over financial reporting, if we fail to maintain or implement adequate controls, or if our independent registered public accounting firm is unable to provide us with an unqualified report as to the effectiveness of our internal control over financial reporting as of the date of our first Form 10-K for which compliance is required, our ability to obtain additional financing could be impaired. In addition, investors could lose confidence in the reliability of our internal control over financial reporting and in the accuracy of our periodic reports filed under the Exchange Act. A lack of investor confidence in the reliability and accuracy of our public reporting could cause our stock price to decline. In addition, we could be delisted from the NASDAQ Capital Market.

If we are able to implement our business strategy, we may grow quickly and substantially. As we continue our research and development of diagnostic tests and our expansion of our testing services business, we will develop the need for more laboratory space and office space in the United States. As a result, we will need to enhance and establish our finance and accounting systems and implement additional procedures and controls as we execute our business strategy. This will lead to an increase in our costs and require additional management resources. There can be no assurance that we will be able to raise additional funds or retain additional management resources on terms acceptable to us or at all, which could have a material effect on our business.

If we become subject to product liability claims, we may be required to pay damages that exceed our insurance coverage.

Our business exposes us to potential product liability claims that are inherent in the testing, production, marketing and sale of human diagnostic products. Our product liability insurance is included as part of our professional and general liability coverage and cover us up to $20.0 million annually in potential liability including $4.0 million in excess liability coverage that layers on top of our $16.0 million professional and general liability coverage. We believe we carry an adequate amount of product liability insurance, but there can be no assurance that the insurance we carry will provide us with adequate coverage against all potential liabilities. A product liability claim in excess of our insurance coverage would have to be paid out of our cash reserves and could harm our business. In addition, an injunction against one of our product candidates could harm our business.

The marketing, sale and use of our tests could lead to the filing of product liability claims if someone were to allege that our product failed to perform as it was designed. We may also be subject to liability for errors in the information we provide to clients or for a misunderstanding of, or inappropriate reliance upon, the information we provide. A product liability claim could result in substantial damages and be costly and time consuming for us to defend. We cannot provide assurance that our product liability insurance would protect us from the financial impact of defending a product liability claim. Any product liability claim brought against us, with or without merit, could increase our insurance rates or prevent us from securing insurance coverage in the future. Additionally, any product liability lawsuit could cause injury to our reputation, result in the recall of our product candidates, or cause current collaborators to terminate existing agreements and potential collaborators to seek other partners, any of which could impact our results of operations.

Our activities involve hazardous materials and may subject us to environmental liability.

Certain activities of our businesses involve the controlled use of limited quantities of hazardous and radioactive materials and may generate biological waste. We are subject to federal, state and local laws and regulations governing the use, manufacture, storage, handling and disposal of these materials and certain waste products. Although we believe that our safety procedures for handling and disposing of these materials comply with prescribed standards, we cannot completely eliminate the risk of accidental contamination or injury from these materials. In the event of an accident or we otherwise fail to comply with applicable regulations, we could lose our permits and/or approvals or be held liable for damages or penalized with fines.

We maintain $1.0 million annually of bound hazardous waste insurance. While we believe this is a reasonable amount of hazardous waste insurance, there can be no assurance that the insurance we carry will provide us with adequate coverage against all potential liabilities.

We believe that we comply in all material respects with currently applicable environmental laws and regulations and do not expect near term material additional capital expenditures for environmental control facilities. However, we may have to incur significant costs in the future to comply with environmental laws and regulations.

Risks Related To Investing In Our Common Stock

Our operating results may fluctuate, which could cause our stock price to decrease.

Fluctuations in our operating results may lead to fluctuations, including declines, in our share price. Our operating results and our share price may fluctuate from period to period due to a variety of factors, including:

•	demand by the healthcare industry for pharmacogenomic testing services and diagnostic products;
•	reimbursement decisions by third-party payors, including Medicare, and announcements of those decisions;
•	the inclusion or exclusion of our product candidates/services in large clinical trials conducted by others;
•	new or less expensive services and products or new technology introduced or offered by our competitors or us;
•	the level of our development activity conducted for new products, and our ability to commercialize these developments;
•	the level of our spending on our commercialization efforts, licensing and acquisition initiatives, clinical trials, and internal research and development;
•	changes in the U.S. and foreign regulatory environment, including any announcement from FDA or foreign regulatory bodies regarding their decisions in regulating our activities;
•	changes in recommendations of securities analysts or lack of analyst coverage;
•	failure to meet analyst expectations regarding our operating results;
•	additions or departures of key personnel; and
•	general market conditions.

Variations in the timing of our future revenues and expenses could also cause significant fluctuations in our operating results from period to period and may result in unanticipated earning shortfalls or losses. In addition, the NASDAQ Capital Market in general, and the market for healthcare companies in particular, have experienced significant price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies.

If an active, liquid trading market for our common stock is not sustained, you may not be able to sell your shares quickly or at or above the offering price.

An active and liquid trading market for our common stock may not exist or be sustained. As a result, your ability to resell your shares may be limited.

Future sales of shares by our stockholders could cause the market price of our common stock to drop significantly, even if our business is performing.

The market price of our common stock could decline as a result of sales of a large number of shares of our common stock, including sales of shares covered hereby, or the perception that these sales could occur. This may also make it more difficult for us to raise funds through the issuance of debt or the sale of equity securities. As of November 12, 2013, we had outstanding 34,248,453 shares of common stock, of which all shares were available for resale subject to certain restrictions on resales by affiliates. Our unregistered securities may be sold in the future pursuant to registration statements filed with the SEC or without registration under the Securities Act of 1933, as amended (the “Securities Act”), to the extent permitted by Rule 144 or other exemptions under the Securities Act.

This decline in our stock price could occur even if our business is otherwise doing well.

If we cannot satisfy, or continue to satisfy the NASDAQ Capital Market's listing requirements and other NASDAQ rules, our common stock could be delisted, which could negatively affect the price of our common stock and your ability to sell them.

In order to maintain our listing on the NASDAQ Capital Market, we are required to comply with certain NASDAQ rules, including those regarding director independence and independent committee requirements, minimum stockholders' equity, minimum share price, and certain corporate governance requirements.

If we are unable to satisfy the NASDAQ criteria for maintaining listing, our common stock could be subject to delisting. If our shares are delisted, trading, if any, of our common stock would thereafter be conducted in the over-the-counter market, in the so-called “pink sheets” or on the Financial Industry Regulatory Authority, Inc.’s “electronic bulletin board.” As a consequence of any such delisting, our share price could be negatively affected and our stockholders would likely find it more difficult to dispose of, or to obtain accurate quotations as to the prices of, our common stock.

In addition, we are party to a Registration Rights Agreement, dated September 13, 2012 (the “Registration Rights Agreement”), with respect to certain stockholders pursuant to which we are obligated to use commercially reasonable efforts to maintain the listing of such stockholders’ covered shares of common stock on NASDAQ for a period that will terminate on the earlier of on the third anniversary of the filing of a registration statement with respect to such covered shares or the date on which the stockholders that are a party to the Registration Rights Agreement have sold all of their covered shares of common stock or there are no covered shares of common stock outstanding. In the event we fail to maintain the listing of our common stock on NASDAQ during the applicable required periods, we would be in breach of such agreements. Because the Registration Rights Agreement does not provide for an explicitly stated or defined penalty due upon a breach, the counterparty stockholders thereunder would be entitled to pursue all rights and remedies at law or equity including an injunction or other equitable relief in the event we fail to maintain the listing of our common stock on NASDAQ during the applicable required period.

Anti-takeover provisions in our charter, by-laws and Delaware law and change of control provisions in some of our employment agreements may discourage or prevent a change of control and may make it difficult for you to change our management and may also make a takeover difficult.

Our corporate documents and Delaware law contain provisions that limit the ability of stockholders to change our management and may also enable our management to resist a takeover. These provisions include limitations on persons authorized to call a special meeting of stockholders and advance notice procedures required for stockholders to make nominations of candidates for election as directors or to bring matters before an annual meeting of stockholders. These provisions might discourage, delay or prevent a change in control or in our management. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors and cause us to take other corporate actions. In addition, the existence of these provisions, together with Delaware law, might hinder or delay an attempted takeover other than through negotiations with our board of directors.

In addition, some of our employment agreements provide for accelerated vesting of benefits upon a change of control, which include full vesting of options and cash payments based on salary levels at the time of a change of control. These agreements could discourage or prevent a change in our executive management or a change of control of our company by our stockholders or third parties.

We do not expect to pay dividends in the foreseeable future. As a result, you must rely on stock appreciation for any return on your investment.

We do not anticipate paying cash dividends on our common stock in the foreseeable future. Any payment of cash dividends will also depend on our financial condition, results of operations, capital requirements and other factors and will be at the discretion of our board of directors. Accordingly, you will have to rely on capital appreciation, if any, to earn a return on your investment in our common stock. Furthermore, we may in the future become subject to contractual restrictions on, or prohibitions against, the payment of dividends.

Our stock price has been volatile and may continue to fluctuate significantly.

The market price of our common stock historically has been, and we expect will continue to be, subject to significant fluctuations. These fluctuations may be due to factors specific to us including those discussed in the risk factors in this section as well as others not currently known to us or that we currently do not believe are material, to changes in securities analysts’ earnings estimates or ratings, to our results or future financial guidance falling below our expectations and analysts’ and investors’ expectations, to factors affecting our industry, or to national or international economic conditions.

Stock markets, in general, have experienced over the years, and continue to experience significant price and volume fluctuations that have affected market prices for companies such as ours and that may be unrelated or disproportionate to the operating performance of the affected companies. These broad market and industry fluctuations may adversely affect the price of our stock, regardless of our operating performance.

USE OF PROCEEDS

We intend to use the net proceeds from this offering, which are estimated to be approximately $4.9 million, for working capital and general corporate purposes.

DILUTION

If you invest in our common stock, you will experience dilution to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering.

Our unaudited net tangible book value as of September 30, 2013 was approximately $8,628,033, or approximately $0.25 per share. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding.

After giving effect to the sale by us in this offering of 4,464,443 shares of common stock at a public offering price of $1.20 per share, less the underwriting discount and our estimated offering expenses, our as adjusted net tangible book value as of September 30, 2013 would have been approximately $13,492,854, or $0.35 per share. As a result, the completion of this offering is estimated to increase our net tangible book value by approximately $0.10 per share to our existing shareholders and result in an immediate dilution (the difference between the offering price per share and net tangible book value per share) of $0.85 per share to the investors purchasing shares of our common stock in this offering. The following table illustrates this calculation on a per share basis:

Public offering price per share of our common stock	$1.20
Net tangible book value per share as of September 30, 2013	$0.25
Increase in net tangible book value per share attributable to the offering	$0.10
As adjusted net tangible book value per share as of September 30, 2013, after giving effect to the offering	$0.35
Dilution in net tangible book value per share to the investors participating in the offering	$0.85

The above discussion and tables are based on the actual number of shares outstanding as of September 30, 2013, which was 34,248,453, and does not include, as of that date, shares of our common stock issuable upon the exercise of outstanding options.

If the underwriter exercises in full its option to purchase 669,666 additional shares of our common stock, our as adjusted net tangible book value as of September 30, 2013 would have been approximately $14,249,577, or $0.36 per share, representing an increase in net tangible book value of $0.11 per share to our existing shareholders and immediate dilution in net tangible book value of $0.84 per share to investors purchasing shares of our common stock in this offering.

To the extent that outstanding options are exercised, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

UNDERWRITING

We have entered into an underwriting agreement with National Securities Corporation (the “underwriter”) pursuant to which the underwriter has agreed to purchase from us 4,464,443 shares of our common stock to be sold in this offering at the public offering price set forth on the cover page of this prospectus supplement, less the underwriting discount.

We have agreed to indemnify the underwriter and its officers, directors, principals, employees, affiliates and shareholders against certain liabilities, including civil liabilities under the Securities Act, resulting from this offering and to contribute to payments the underwriter may be required to make in respect of such liabilities.

The underwriter is offering the shares, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by its counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriter of officer’s certificates and legal opinions. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The underwriter has advised us that it proposes to initially offer the shares of common stock to the public at $1.20 per share. The underwriter proposes to offer the shares to certain dealers at the same price less a concession of not more than $0.042 per share. After the initial offering of the shares, the underwriter may from time to time vary the offering prices and other selling terms.

Over-allotment option to purchase additional shares.   We have granted to the underwriter an option to purchase up to 669,666 additional shares of common stock from us at the same price to the public, less the same underwriting discount, as set forth in the table below. The underwriter may exercise this option any time during the 45-day period after the date of this prospectus supplement, but only to cover over-allotments, if any, including as described below.

Underwriting discount and expenses.   The following table summarizes the public offering price, underwriting discount and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the over-allotment option. We have also agreed to pay up to $75,000 of the out-of-pocket fees and expenses of the underwriter, which include the fees and expenses of counsel to the underwriter. The fees and expenses of the underwriter that we have agreed to reimburse are not included in the underwriting discount set forth in the table below. The underwriting discount was determined through arms’ length negotiations between us and the underwriter.

		TOTAL FEES
	Per Share Underwriting Discount	Without Exercise of Option to Purchase Additional Shares	With Full Exercise of Option to Purchase Additional Shares
Underwriting discount to be paid by us	$0.06	$267,867	$308,047

We estimate that the total expenses of the offering, excluding the underwriting discount, will be approximately $225,000. This includes $75,000 of fees and expenses of the underwriter. These expenses are payable by us.

Market for common stock.   Our common stock is traded on The NASDAQ Capital Market under the symbol “RGDX.”

Stabilization.   To facilitate the offering, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock during and after the offering. Specifically, the underwriter may over-allot or otherwise create a short position in the common stock for its own account by selling more shares of common stock than have been sold to it by us. The underwriter may elect to cover any such short position by purchasing shares of common stock in the open market or by exercising the over-allotment option granted to the underwriter. In addition, the underwriter may stabilize or maintain the price of the common stock by bidding for or purchasing shares of common stock in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to broker-dealers participating in the offering are reclaimed if shares of common stock previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the common stock at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the common stock to the extent that it discourages resales of the common stock. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on The NASDAQ Capital Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive market making.   In connection with this offering, the underwriter (and any dealers that are members of the selling group) may also engage in passive market making transactions in the common stock. Passive market making consists of displaying bids limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Electronic offer, sale and distribution of shares.   A prospectus supplement in electronic format may be made available on the websites maintained by the underwriter and the underwriter may distribute prospectuses electronically. In those cases, prospective investors may view offering terms and a prospectus online and place orders online or through their financial advisors. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved or endorsed by us or the underwriter, and should not be relied upon by investors.

Other relationships with the underwriter.   From time to time in the ordinary course of business, the underwriter and its respective affiliates may in the future perform various commercial banking, financial advisory, investment banking and other financial services for us for which it will receive customary fees and reimbursement of expenses.

Offer restrictions outside the United States.   Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

Selected legal matters with respect to the validity of the common stock offered by this prospectus supplement will be passed upon for us by our counsel, Willkie Farr & Gallagher LLP, New York, New York. The underwriter is being represented in connection with this offering by SorinRand LLP, New York, New York.

EXPERTS

The consolidated financial statements and schedule of the Company as of December 31, 2012 and 2011 and for each of the two years in the period ended December 31, 2012 incorporated by reference in this prospectus supplement have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

On December 17, 2010, we filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of common stock we are offering under this prospectus supplement. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. We also file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement, as well as any other material we file with the SEC, at the SEC’s Public Reference Room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. You may obtain information on the operations of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including RGI. The SEC’s Internet site can be found at http://www.sec.gov.

Our annual reports on Form 10-K, along with all other reports and amendments filed with or furnished to the SEC are publicly available free of charge on the investor relations section of our website as soon as reasonably practicable after we file such materials with, or furnish them to, the SEC. Our website is located at http://www.responsegenetics.com. The information on, or accessible through, our website is not part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The rules of the SEC allow us to incorporate by reference information into this prospectus supplement and the accompanying prospectus. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information.

The following documents filed with the SEC are incorporated into this prospectus supplement and the accompanying prospectus by reference:

•	our Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 2012 filed with the SEC on March 27, 2013 and April 29, 2013, respectively;
•	our Quarterly Reports on Form 10-Q for the periods ended March 31, 2013, June 30, 2013 and September 30, 2013 filed with the SEC on May 15, 2013, August 13, 2013 and November 14, 2013, respectively;
•	our Definitive Proxy Statement on Schedule 14A for our 2013 Annual Meeting of Stockholders filed with the SEC on October 8, 2013;
•	our Current Reports on Form 8-K filed with the SEC on June 17, 2013, August 26, 2013, September 20, 2013, September 25, 2013 and November 25, 2013; and
•	the description of our common shares set forth in our registration statement filed under the Exchange Act on Form SB-2 (File No. 333-139534) as filed with the SEC on December 21, 2006, as amended, including any amendment or report for the purpose of updating such description.

All reports and other documents subsequently filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed shall be deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus.

To receive a free copy of any of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus (other than exhibits) call or write us at the following address: Response Genetics, Inc., 1640 Marengo St., 6th Floor, Los Angeles, CA 90033, (323) 224-3900.

Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement and the accompanying prospectus or in any other subsequently filed document which is incorporated or deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

$15,000,000

RESPONSE GENETICS, INC.

Common Stock
Warrants

This prospectus relates to shares of common stock and warrants of Response Genetics, Inc. (“RGI”) that may be sold or otherwise disposed of from time to time in one or more offerings. The aggregate initial offering price of all common stock and warrants sold under this prospectus will not exceed $15,000,000.

Each time we sell shares of our common stock or warrants hereunder, we will attach a supplement to this prospectus that contains specific information about the terms of the offering, including the price at which we are offering the shares to the public. The prospectus supplement may also add, update or change information contained or incorporated in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in shares of our common stock or warrants.

The shares of our common stock and warrants may be offered directly by us, through agents designated from time to time by us or to or through underwriters or dealers. If any agents, dealers or underwriters are involved in the sale of any of shares of our common stock, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the Section entitled “About This Prospectus” for more information.

Our common stock is listed on The NASDAQ Capital Market under the symbol “RGDX.” The last reported sale price of our common stock on The NASDAQ Capital Market on December 16, 2010 was $2.46 per share. As of December 16, 2010, the aggregate market value of our outstanding common stock held by non-affiliates was $31,875,484.44, which was calculated based on 18,357,406 shares of outstanding common stock held by non-affiliates and on a price per share of $2.46, the last sale price of our common stock on December 16, 2010. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. We have not offered any of our common stock pursuant to General Instruction I.B.6. of Form S-3 during the 12 calendar month period that ends on, and includes, the date of this prospectus.

See the Section entitled “Risk Factors” beginning on page 4 for a discussion of matters that you should consider before investing in these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 6, 2011.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement we filed with the Securities and Exchange Commission, or the SEC, pursuant to which we may, from time to time, sell shares of our common stock, warrants, or any combination thereof, as described in this prospectus in one or more offerings up to a total dollar amount of $15,000,000. Furthermore, in no event will we sell securities with a value exceeding more than one-third of our “public float” (the market value of our common stock held by non-affiliates) in any 12-calendar month period.

This prospectus provides certain general information about the shares of our common stock and warrants that we may offer hereunder. Each time we offer shares of our common stock or warrants hereunder, we will attach a prospectus supplement to this prospectus. The prospectus supplement will contain the specific information about the terms of the offering. In each prospectus supplement, we will include the following information: (i) the number of shares of common stock and warrants that we propose to sell; (ii) the public offering price per share of the common stock or per warrant; (iii) the names of any underwriters, agents or dealers through or to which the shares of the common stock and warrants will be sold; (iv) any compensation of those underwriters, agents or dealers; and (v) any other material information about the offering and sale of the shares of common stock and warrants. The prospectus supplement may update, add or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

Before purchasing our securities, you should read both this prospectus and any prospectus supplement together with the additional information described in the sections titled “Where You Can Find More Information” and “Incorporation By Reference” below.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer of these securities in any jurisdiction where it is unlawful. You should assume that the information in this prospectus or any prospectus supplement, as well as the information we have previously filed with the SEC and incorporated by reference in this prospectus, is accurate only as of the date of the documents containing the information. Our business, financial condition, results of operations and prospects may have subsequently changed.

References in this prospectus to “we,” “us,” “our” or “the Company” mean Response Genetics, Inc. and its subsidiaries.

ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain information included or incorporated by reference in this prospectus or the accompanying prospectus supplement contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 that involve inherent risks and uncertainties. These statements include in general forward-looking statements both with respect to us and the insurance industry. Statements that are not historical facts, including statements that use terms such as “anticipates,” “believes,” “expects,” “intends,” “plans,” “projects,” “seeks” and “will” and that relate to our plans and objectives for future operations, are forward-looking statements. In light of the risks and uncertainties inherent in all forward-looking statements, the inclusion of such statements in this prospectus should not be considered as a representation by us or any other person that our objectives or plans will be achieved. These statements are based on current plans, estimates and expectations. Actual results may differ materially from those projected in such forward-looking statements and therefore you should not place undue reliance on them. We undertake no obligation to release publicly the results of any future revisions we make to the forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

In addition to the factors described in “Risk Factors,” we believe that these factors include, but are not limited to the following:

•	our research and development activities, including the expected timing, progress or success of our research and development;
•	the advantages of our proprietary technology used in our pharmacogenomic testing services business and product candidates as compared to others and the expected benefits of our product candidates;
•	our ability to obtain U.S. and/or foreign regulatory approval for any of our product candidates and the timing, costs and other limitations involved in obtaining such approvals;
•	our ability to enter into and maintain any collaborations and client agreements with respect to our technologies or our product candidates and the terms of these agreements;
•	our ability to market, commercialize and achieve market acceptance for any of our product candidates that we are developing or may develop in the future;
•	our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others;
•	our cash needs;
•	our estimates for market sizes and anticipated uses of our product candidates;
•	our estimates for future performance; and
•	our estimates regarding anticipated operating losses, future revenue, expenses, capital requirements and our needs for additional financing.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

SUMMARY

Overview

Response Genetics, Inc. was formed as a Delaware corporation in September 1999. We are a life sciences company engaged in the research and development of innovative clinical diagnostic tests for cancer based on our proprietary technologies. Our mission is to provide personalized genetic information that will help guide physicians and patients in choosing the treatment from which a given patient is most likely to benefit. We currently generate revenues primarily from sales of our proprietary analytical pharmacogenomic testing services of clinical trial specimens to the pharmaceutical industry. We launched our first diagnostic tests under the brand name ResponseDXTM for non-small cell lung cancer and colon cancer in 2008.

Our patented technologies enable us to reliably and consistently extract the nucleic acids RNA and DNA from tumor specimens that are stored as formalin-fixed and paraffin-embedded, or FFPE, specimens and thereby to analyze genetic information contained in these tissues. This is significant because the majority of patients diagnosed with cancer have a tumor biopsy sample stored in paraffin, while only a small percentage of patients’ tumor specimens are frozen. Our technologies also enable us to use the FFPE patient biopsies for the development of diagnostic tests. To our knowledge, we are the first company to generate clinically relevant information regarding the risks of recurrence of cancer or chemotherapy response using approximately 30,000 genes available from microarray profiling of FFPE specimens.

Clinical studies have shown that not all cancer chemotherapy works effectively in every patient, and that a number of patients receive therapy that has no benefit to them and may potentially even be harmful. Our goal is to provide physicians and cancer patients with a means to make informed, individualized treatment decisions based on genetic analysis of tumor tissues.

Response DXTM

The outcome of cancer chemotherapy is highly variable due to genetic differences among patients. Some patients respond well with tumor shrinkage and increase in life span. Other patients do not obtain benefit from the same therapy but may still experience toxic side effects as well as delay in effective treatment and psychological trauma.

At present most chemotherapy regimens are administered without any pre-selection of patients on the basis of their particular genetics. However recent development of very sensitive molecular technologies has enabled researchers to identify and measure genetic and biochemical factors in patients’ tissues that can predict the probability of success or failure of many currently used anti-cancer agents. In order to increase the chances of a better chemotherapy outcome for cancer patients, we are developing genetic tests that will measure predictive factors for tumor response in tumor tissue samples. We offer tests for non-small cell lung cancer (NSCLC), colorectal cancer (CRC) and gastric and gastroesophageal (GE) cancer patients’ tumor tissue specimens through our ResponseDX: Lung, ResponseDX: Colon and ResponseDX: Gastric test suites.

Since February 2008, our ResponseDX tests are commercially available through our laboratory located in Los Angeles, California, which is certified under the Clinical Laboratory Improvement Amendment of 1988 (CLIA).

Our Technology

All of our tests are based on the polymerase chain reaction (PCR), which is a sensitive, precise and reliable technology that gives numerical values that are not dependent on subjective interpretation by pathologists, as are antibody-based tests. We developed and extensively validated technology to perform quantitative PCR analysis of gene expressions in formalin-fixed paraffin embedded (FFPE) tumor tissues. We have used our technological expertise in many projects for the pharmaceutical industry and for many collaborative scientific studies. The benefit of our capability for patients is that in many cases, no tissue samples other than the pre-treatment diagnostic biopsy will be required for the biomarker analysis.

We developed ResponseDX in part by using our technology to extract genetic information from FFPE tumor specimens. Our technology provides gene expression information for each patient’s tumor tissue specimen. Our mission is to help doctors and patients choose the most effective cancer treatment options the first time-based on a patient’s unique genetic code. We assess NSCLC, CRC and gastric/GE patients’ tumor tissue specimens through our ResponseDX: LungTM, ResponseDX: ColonTM and ResponseDX: GastricTM test suites. The test result may help doctors and patients decide the best course of treatment for patients.

ResponseDX: LungTM, ResponseDX: ColonTM and ResponseDX:GastricTM

ResponseDX: LungTM comprises seven tests: ERCC1 expression, RRM1 expression, TS expression, KRAS mutational analysis, EML4-ALK mutational analysis, EGFR amplification and EGFR mutational analysis and ResponseDX: ColonTM comprises five tests: ERCC1 expression, KRAS mutational analysis, TS expression, EGFR amplification, and BRAF mutational analysis. ResponseDX: Gastric comprises three tests: ERCC1 expression, TS expression and HER2 expression. The Response DX test measures the RNA expression of ERCC1, TS, HER2 and RRM1by RT-PCR from a patient's tumor tissue. PCR analysis of DNA from the patient's sample is used to determine EGFR amplification and BRAF, EGFR, EML4-ALK and KRAS mutational status.

Furthermore, we have found that KRAS, BRAF and EGFR mutations can be analyzed in various other tumor types. Therefore, we are also offering these tests in other tumor types. For example, there are a number of pharmaceutical agents in clinical trials targeting BRAF in melanoma. Physicians are ordering our tests to determine whether patients may benefit from a clinical trial of a new agent.

We have developed assays for single genes comprising the ResponseDX panels for use in our CLIA lab. Assay development of these tests was done through rigorous validation procedures which determine the accuracy (sensitivity and specificity) of each test. We believe our tests are among the most reliable that are currently available on the market. Our experience in this area allows us to continue to develop additional tests for these and other ResponseDX panels. In the near term we are developing tests for antthracycline sensitivity in breast cancer. Similarly, in bladder cancer, we are developing a test including ERCC1 and other genes associated with sensitivity to platinum, vinblastin and epirubicin containing regimens.

Our Corporate Information

We were incorporated in Delaware in September 1999 as Bio Type, Inc. In August 2000, we changed our name to Response Genetics, Inc. Our principal executive offices are located at 1640 Marengo St., 6th Floor, Los Angeles, CA 90033, and our telephone number is (323) 224-3900.

Shares Covered Hereby

This prospectus relates to shares of common stock and warrants of RGI that may be offered and sold by us from time to time in one or more offerings up to a total dollar amount of $15,000,000. Furthermore, in no event will we sell securities with a value exceeding more than one-third of our “public float” (the market value of our common stock held by non-affiliates) in any 12-calendar month period. As of December 16, 2010, the aggregate market value of our outstanding common stock held by non-affiliates was $31,875,484.44, which was calculated based on 18,357,406 shares of outstanding common stock held by non-affiliates and on a price per share of $2.46, the last sale price of our common stock on December 16, 2010. For purposes of calculating our public float, we do not consider Lansdowne Partners Limited Partnership to be an affiliate.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks described below and other information included or incorporated by reference in this prospectus before deciding to invest in shares of our common stock. If any of the following risks occur, the value of our common stock could decline.

Risks Related to Our Business, Our Financial Results and Our Need for Financing

Our operating results have in the past and could in the future fluctuate significantly.

Our operating results are difficult to predict and may fluctuate significantly from period to period, particularly because we currently derive our revenues principally from our pharmacogenomic testing service business and are substantially dependent upon several key clients. Additionally, the timing of when we receive samples for testing from our clients, and our resulting ability to generate revenue is also difficult to predict. Until we can develop and market viable diagnostic products based on our proprietary technologies, we expect to continue to depend principally on our pharmacogenomic testing service business for our revenues. Occasional fluctuations in the use of our testing services by our key clients will have a proportionately larger impact on our revenues and results of operations than for companies with a larger customer base. We incurred net losses of $3,581,501 and $9,341,055 during the nine months ended September 30, 2010 and the year ended December 31, 2009, respectively. We expect that our research and development, and general and administrative expenses will continue to increase and, as a result, we will need to generate significant revenues to achieve profitability.

Since we are still in the research and development phase for our diagnostic products, it will be difficult for us to forecast demand for these products with any degree of certainty. We cannot make any assurances that our revenue will increase or be sustained in future periods or that we will be profitable in any future period. Any shortfalls in revenue or earnings from levels expected by our stockholders or by securities or industry analysts could have an immediate and significant adverse effect on the trading price of our common stock in any given period.

We have a short operating history, have incurred operating losses for several years, had an accumulated deficit of $42,728,285 as of September 30, 2010 and there is a limited amount of information about us upon which you can evaluate our prospects.

Our operations began in September 1999 and we have a limited operating history upon which you can evaluate our business and prospects. We are an early stage company with a limited operating history. We did not commence selling our specialized diagnostic services until the first quarter of 2008. Consequently, any predictions about our future performance may not be as accurate as they could be if we had a longer history of successfully commercializing specialized diagnostic services. Since our inception and through September 30, 2010, we had an accumulated deficit totaling $42,728,285.

In addition, as an early-stage company, we have limited experience and have not yet fully demonstrated an ability to overcome many of the risks and uncertainties frequently encountered by companies in new and rapidly evolving fields, particularly in the biotechnology area. For example, to execute our business plan, we will need to:

•	continue to develop and maintain successful strategic relationships;
•	manage our spending while costs and expenses increase as we expand our efforts to discover, and develop;
•	continue to commercialize diagnostic products based on our proprietary technologies; and
•	potentially gain regulatory and commercial acceptance of our products.
•	If we are unable to accomplish these or other core objectives, we may not be able to generate revenue or profit or raise capital to be able to fund our liquidity needs, or be able to develop product candidates and expand our business.

Our inability to generate sufficient cash from operations or our inability to raise additional capital on acceptable terms in the future may limit our ability to develop and commercialize new product candidates and technologies.

We currently anticipate that our cash and cash equivalents, and revenues generated from our pharmacogenomic testing services business and from ResponseDX will be sufficient to fund our operations for 2011. Our average net quarterly cash burn rate for 2010 was approximately $1.7 million, which includes amounts included in cost of revenues, research and development expenses, and general and administrative expenses. We currently do not have any expected material research expenditures other than in our normal course of business.

In addition we expect capital outlays and operating expenditures to increase over the next several years as we expand our infrastructure, commercial operations, research and development activities and establish testing facilities and/or offices in certain Asian countries.

For example, in 2010 and in prior years, we have incurred significant costs in connection with the research and development of our technologies and we expect to incur significant costs in the development of diagnostic tests and our pharmacogenomics database. We expect our research and development expense levels to remain high for the foreseeable future as we seek to enhance our current technologies and develop new technologies and product candidates.

Our future funding requirements will depend on many factors, including but not limited to the following:

•	The cost of expanding our laboratory operations both domestically and overseas;
•	The cost of maintaining and expanding our current contractual arrangements with pharmaceutical companies;
•	The financial terms and timing of any collaborations, licensing or other arrangements into which we may enter;
•	The rate of progress and cost of research and development activities associated with the development of diagnostic assays for the prediction of cancer recurrence and prediction of chemotherapy responses in cancer patients;
•	The rate of progress and cost of research and development activities associated with developing a pharmacogenomics database to support our clients' drug development efforts;
•	The costs of meeting any necessary regulatory compliance guidelines, and the imposition of penalties for failure to comply with regulatory guidelines;
•	The need to respond to technological changes and increased competition;
•	The costs of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights;
•	The cost and delays in product development that may result from changes in regulatory requirements applicable to our products;
•	Sales and marketing efforts to bring these new product candidates to market;
•	Unforeseen difficulties in establishing and maintaining an effective sales and distribution network; and
•	Lack of demand for and market acceptance of our new product candidates and technologies.

We may have difficulty obtaining additional funding and any potential issuance by us of additional debt or equity securities could negatively impact our common stockholders and cause dilution.

In the past we have relied upon external financing sources. We may have difficulty obtaining additional funding and we cannot assure you that additional capital will be available to us when needed, if at all, or if available, will be obtained on terms acceptable to us. If we raise additional funds by issuing equity securities, dilution to our stockholders could result. Any equity securities issued also may provide for rights, preferences or privileges senior to those of holders of our common stock. If we raise additional funds by issuing debt securities, these debt securities would have rights, preferences and privileges senior to those of holders of our common stock, and the terms of the debt securities issued could impose significant restrictions on our operations. If we raise additional funds through collaborations and licensing arrangements, we might be required to relinquish significant rights to our technologies or product candidates, or grant licenses on terms that are not favorable to us. If adequate funds are not available, we may have to delay, scale back, or eliminate some of our operations or our research development and commercialization activities.

Our operating results are and will continue to be, for the foreseeable future, substantially dependent upon a few of our key clients and any deterioration of our relationship with these clients could adversely affect our operating results.

Our operating results are substantially dependent upon a few of our key clients and will continue to be so for the foreseeable future. For instance, in the nine months ended September 30, 2010, two of our clients, GlaxoSmithKline/GlaxoSmithKline Biologicals (“GSK”) and Medicare accounted for approximately 33% and 21% of our revenues, respectively. In the year ended December 31, 2009, two of our clients, Taiho Pharmaceuticals and GSK accounted for approximately 20% and 40% of our revenues, respectively. If our relationship with any of these key clients were to deteriorate or if we are not able to secure new clients if we lose a key client, our business and results of operations could be adversely affected.

Although we believe that we have a good relationship with our current key clients, we cannot assure you that they will not terminate their respective contracts or renew them beyond their current terms or that if they extend the current terms of their respective contracts, they will do so on terms favorable to us. If they do not renew or extend their respective contracts with us, our business and operating results may be adversely affected and this may negatively impact our reputation and our ability to service other clients and replace the lost clients.

We are expanding our current business into new areas which may never lead to revenues or profitability.

Currently, we are primarily a service company. We derive our current revenues principally from our pharmacogenomic testing services business, providing pharmacogenomic information to pharmaceutical clients, and our ResponseDX tests and testing services, using our technology from patient specimens. In the coming years, we will be increasing our efforts on research and development of diagnostic products using our technologies, an area in which we have relatively limited experience. Consequently, this expansion increases the risks associated with the ownership of our common stock. No assurance can be given that our efforts will result in any commercialized product candidates or that revenues or profits will be generated from sales of such product candidates.

Risks Related To Our Intellectual Property

The rights we rely upon to protect our intellectual property underlying our product candidates may not be adequate, which could enable third parties to use our technology and would reduce our ability to compete in the market.

Our ability to execute our business plan will depend in part on our ability to obtain, protect and enforce patents on our technology and to protect our trade secrets and know-how. In addition to patents, we rely on a combination of trade secrets, copyright and trademark laws, nondisclosure agreements and other contractual provisions and technical measures to protect our intellectual property rights. Nevertheless, these measures may not be adequate to safeguard the intellectual property underlying our services and product candidates. If they do not protect our rights, third parties could use our technology, and our ability to compete in the market would be reduced. In addition, although our license agreement with The University of Southern California (“USC”) upon which our principal services and product candidates are based relates to an issued U.S. patent, some of the corresponding foreign applications are still pending. These applications, plus our other patent applications, may continue to be pending for several years, and may not result in the issuance of patents. Further, we cannot assure you that applied-for patents will be granted, if at all, in a manner that preserves the scope of the original application. Nor can we be certain that any issued patents would protect or benefit us or give us adequate protection from competing products, particularly in foreign countries where laws may not protect or enforce patent rights as fully as in the United States. For example, issued patents may be circumvented, challenged and declared invalid. In addition, employees, consultants and others who participate in the development of our product candidates may breach their agreements with us regarding our intellectual property, and we may not have adequate remedies for the breach. Further, we may not be able to effectively protect our intellectual property rights in the United States or in foreign countries. Moreover, our trade secrets and know-how may become known through other means not currently foreseen by us. Notwithstanding our efforts to protect our intellectual property, our competitors may independently develop similar or alternative technologies or products that are equal or superior to our technology and product candidates without infringing on any of our intellectual property rights or design around our proprietary technologies, any of which could harm our business.

As we expand our business into production of diagnostic tests and build up our microarray database, protecting our intellectual property will become increasingly important. The protective steps we have taken may be inadequate to deter our competitors from using our proprietary information. In order to protect or enforce our patent rights, we may be required to initiate litigation against third parties, such as infringement lawsuits. Also, these third parties may assert claims against us with or without provocation. These lawsuits could be expensive, take significant time and could divert management's attention from other business concerns. The law relating to the scope and validity of claims in the technology field in which we operate is still evolving and, consequently, intellectual property positions in our industry are generally uncertain. We cannot assure you that we will prevail in any of these potential suits or that the damages or other remedies awarded, if any, would be commercially valuable. During the course of these lawsuits, there may be public announcements concerning the results of the litigation. If securities analysts or investors perceive any of these results to be negative, it could cause our stock price to decline.

We may not be able to obtain adequate patent protection for new technologies and methods required for achieving our business objectives.

Our patent position involves complex legal and factual questions. Legal standards relating to the validity and scope of claims in the genomics technology field are still evolving, including with regard to claims directed to diagnostic methods. Therefore, the degree of exclusivity that future patent protection may provide for our proprietary technologies in this field is uncertain. Likewise, legal standards relating to validity of claims to new methods of using known drugs are still evolving. Hence, the likelihood of patenting potential new therapeutic uses of drug repositioning candidates also is uncertain.

Specific risks and uncertainties that we face in the area of patent exclusivity include:

•	the pending patent applications we have filed, or to which we have licensed rights, may not result in issued patents or may take longer than we expect to result in issued patents;
•	the claims of any patents which are issued on our pending applications may not provide commercially meaningful protection or value;
•	the patents licensed or issued to us may not provide adequate exclusivity for all aspects of our proprietary genomics technology;
•	other companies may challenge patents issued or licensed to us; and
•	we may not be able to obtain adequate patent protection for commercialization of a potential new use of a repositioned (previously FDA approved for a different indication) drug candidate.

Our product candidates could infringe on the intellectual property rights of others, which may cause us to engage in costly litigation and, if we do not prevail, could also cause us to pay substantial damages and prohibit us from selling our services and product candidates.

Although we believe that our proprietary rights do not infringe on the intellectual property rights of others, third parties may assert infringement or other intellectual property related claims against us. We may have to pay substantial damages, including damages for past infringement if it is ultimately determined that our product candidates infringe a third party's proprietary rights. Further, we may be prohibited from selling some of our product candidates before we obtain additional licenses, which, if available at all, may require us to pay substantial royalties. Even if these claims are without merit, defending a lawsuit takes significant time, may be expensive and may divert management's attention from other business concerns. Any public announcements related to litigation or interference proceedings initiated or threatened against as could cause our business to be harmed and our stock price to decline.

Our rights to use technologies licensed from third parties are not within our control and we may not be able to sell our product candidates if we lose our existing rights or cannot obtain new rights on reasonable terms.

We license from third parties technology necessary to develop some of our product candidates. For example, we license technology from Roche that we use to analyze genes for possible inclusion in our tests and that we use in our laboratory to conduct our tests. In return for the use of a third party's technology, we have agreed and may agree in the future to pay the licensor royalties based on sales of our product candidates. Royalties are a component of cost of revenue and impact the margin on our revenues. We may need to license other technology to commercialize future product candidates. Our business may suffer if any current or future licenses terminate, if the licensors fail to abide by the terms of the license or fail to prevent infringement by third parties, if the licensed patents or other rights are found to be invalid, or if we are unable to enter into necessary licenses on acceptable terms.

We have licensed RGI-1, our method of extracting RNA, from USC. We have worldwide exclusive rights to that technology, but these exclusive rights will terminate upon the expiration of the licensed issued patent relating to the technology or final determination that the technology is not patentable for patent applications that are pending globally. Additionally, our exclusive rights may be terminated upon 60 days notice from USC if we breach the terms of the license agreement and fail to cure the breach, or immediately upon notice from USC if we fail to maintain the insurance coverage required by our license or, under certain circumstances, we have a bankruptcy petition filed by or against us. Under the agreement with USC, we are required to maintain a comprehensive general liability insurance policy in single limit coverage of not less than $1,000,000 per incident, a $1,000,000 annual aggregate for death, bodily injury or illness, and a $200,000 annual aggregate in property damage. We would be required to obtain additional insurance coverage if we or any sublicensee of ours began using the technology in human clinical trials, administering the technology or any products developed using the technology to humans or manufacturing or distributing it for non-clinical human use. No assurances can be given that we will be able to secure or maintain such insurance.

Termination of our agreements with USC could result in losing access to our RGI-1 extraction method and could delay or suspend our overall commercialization efforts. The failure to maintain the right to license such technology could require us to cease providing product candidates or services utilizing such licensed technology, and therefore, would result in a material adverse effect on our business.

Risks Related To Development, Clinical Testing And Regulatory Approval Of
Our Services And Product Candidates

Any loss or suspension of a license; or imposition of a fine, penalties, or changes in regulatory requirements; or failure to obtain regulatory approval or to comply with regulatory requirements; could negatively affect our intended rollout of services and product candidates or continued operations.

The loss of or any significant failure to retain or obtain regulatory approvals, or to comply with any applicable regulatory requirements for the clinical processing laboratories in which our technologies are performed, could result in our being unable to provide services during the period in which the laboratories are not certified or authorized to provide those services. Such laboratories may be required to maintain current certification under the Clinical Laboratory Improvement Amendments of 1988 (CLIA), a federal law that regulates clinical laboratories that perform testing on human specimens for the purpose of diagnosis, prevention or treatment of disease. Certain states impose additional regulations on clinical laboratories located in state or impose regulations on out of state laboratories that conduct tests on their residents.

We are subject to CLIA, which is administered by the Centers for Medicare and Medicaid Services (CMS) and extends federal oversight to virtually all clinical laboratories by requiring certification by the federal government or by a federally-approved accreditation agency. CLIA is designed to ensure the quality and reliability of clinical laboratories by mandating specific standards for personnel qualifications, administration, participation in proficiency testing, patient test management, quality control, quality assurance and inspections. The sanction for failure to comply with CLIA requirements may be suspension, revocation or limitation of a laboratory's CLIA certificate, which is necessary to conduct business, as well as significant fines and/or criminal penalties. If a laboratory is certified as “high complexity” under CLIA, the laboratory is permitted to obtain analyte specific reagents (ASRs), which are commercially marketed products that function as the building blocks of in vitro diagnostic tests and in-house diagnostic tests known as “home brews.” We received our CLIA accreditation certificate as a “high complexity” laboratory in 2007. To renew this certificate, we are subject to survey and inspection every two years as well as the possibility of unannounced surveys at any time. Our CLIA accreditation was last renewed in March 2009.

Our clinical operations are also subject to regulation under state laws. State clinical laboratory laws generally require that laboratories and/or laboratory personnel meet certain qualifications, specify certain quality controls and require maintenance of certain records. For example, California requires that we maintain a state issued license and comply with California standards for our laboratory operations, including the standards for laboratory personnel and quality control. Certain other states, including Rhode Island, Florida, Maryland, New York and Pennsylvania, require that we hold licenses to test specimens from patients residing in those states. Additional states may require similar licenses in the future. Potential sanctions for violation of these state requirements include significant fines and the suspension or loss of various licenses, certificates and authorizations, which could adversely affect our business and results of operations. Finally, we will be subject to regulation in foreign jurisdictions as we seek to expand distribution of our tests internationally, including in Europe and Asia.

New product development involves a lengthy, expensive and complex process and we currently have no validated or approved diagnostic candidates. We may be unable to develop or commercialize any of the product candidates we are currently researching. Moreover, even if we develop such candidates, they may be subject to significant regulatory review, approval and other government regulations.

We are currently conducting research and development on the application of our technologies to predict cancer recurrence and the therapeutic benefit of chemotherapy in colon, prostate, lung and other cancers. There can be no assurance that our technologies will be capable of reliably predicting the recurrence of these cancers, or the therapeutic benefit of specific chemotherapies, with the sensitivity and specificity necessary to be clinically and commercially useful, or the therapeutic benefit of specific chemotherapies, or that we can develop and commercialize those technologies at all. New product development involves a lengthy, expensive and complex process and, although we have generated preliminary predictive gene sets, we currently have no fully validated diagnostic candidates. In addition, before we can develop diagnostic tests for new cancers and commercialize any new product candidates, we will need to:

•	conduct substantial research and development;
•	conduct validation studies;
•	expend significant funds;
•	develop and scale-up our laboratory processes; and
•	obtain regulatory approval and acceptance of our product candidates.

This process involves a high degree of risk and takes several years. Our product development efforts may fail for many reasons, including:

•	failure of the product at the research or development stage;
•	difficulty in accessing archival tissue specimens, especially tissue specimens from patients with known clinical outcomes; and
•	lack of clinical validation data to support the effectiveness of the product.

Few research and development projects result in commercial products, and perceived viability in early clinical trials often is not replicated in later studies. At any point, we may abandon development of a product candidate or we may be required to expend considerable resources repeating clinical trials, which would adversely impact the timing for generating potential revenues from those product candidates. In addition, as we develop product candidates, we will have to make significant investments in product development, marketing and sales resources.

Complying with numerous laws and regulations pertaining to our expanding business is an expensive and time-consuming process, and any failure to comply could result in substantial penalties.

We are subject to a variety of complex federal and state health care laws and regulations including healthcare fraud and abuse laws. These laws include, but not limited to:

•	Medicare billing and payment regulations applicable to clinical laboratories;
•	the federal Medicare and Medicaid Anti-kickback Law, and state anti-kickback prohibitions;
•	the federal physician self-referral prohibition commonly known as the “Stark Law” and various state law equivalents;
•	the federal Health Insurance Portability and Accountability Act of 1996, or “HIPAA”;
•	various state laws governing patient privacy and data security;
•	Medicare civil money penalty and exclusion requirements;
•	the federal civil and criminal False Claims Act; and
•	state civil and criminal false claims laws.

The risk of our being found in violation of these laws and regulations is increased by the fact that many of them have not been fully interpreted by regulatory authorities or courts, and their provisions are open to a variety of interpretations.

For example, the federal law commonly known as the Medicare/Medicaid anti-kickback law, and similar state laws, prohibit payments that are intended to induce physicians or others to acquire, arrange for or recommend products or services that are paid for under a government healthcare program or by other third party payors. Another federal law, the Ethics in Patient Referral Act of 1989, as amended by the Omnibus Budget and Reconciliation Act of 1993, or the Stark Law, prohibits physicians from referring Medicare and Medicaid patients for designated health services to entities with which they have a financial relationship, unless that relationship qualifies for an explicit exception to the referral ban. Many states have also adopted “self-referral” prohibitions similar in many respects to the Stark Law, and such laws may apply to laboratory tests. The application and interpretation of all of these laws are complex and difficult to predict and could constrain our financial and marketing relationships. Violations of these laws could lead to exclusion from healthcare programs, significant civil monetary penalties or even criminal prosecution.

Many states restrict or prohibit the employment of licensed physicians by for-profit corporations, or the “corporate practice of medicine.” California has a clearly established prohibition against the corporate practice of medicine based primarily on medical practice statutes and case law. California’s statutes provide that corporations have no professional rights or powers and that a person may not practice medicine without a valid certificate of licensure. The Medical Board of California has issued a policy statement that defines the contours of the prohibition and explains that the policy behind it is “to prevent unlicensed persons from interfering with or influencing the physician’s professional judgment.” As a general rule, a corporation in California may not engage in the practice of medicine directly nor may it do so indirectly by employing physicians to perform professional services for those with whom the corporation contracts to furnish such services.

Any action brought against us for violation of these laws or regulations, even if we prevail, could cause us to incur significant legal expenses and divert our management's attention from the operation of our business. If our operations are found to be in violation of any of these laws and regulations, we may be subject to civil and criminal penalties, damages and fines. We could also be required to refund improperly received payments, and we could be required to curtail or cease our operations. Any of the foregoing consequences could seriously harm our business and our financial results.

New federal and state legislation and regulation affecting the healthcare industry could severely restrict our ability to operate our business.

Federal and state regulation of the healthcare industry is rapidly evolving on many levels. Changes to existing and new laws and regulations could significantly impact or even harm our ability to operate our business.

The federal and state governments extensively regulate the privacy and security of patient information and the release of patient records. At the federal level, extensive privacy and security changes have been made under the American Recovery and Reinvestment Act of 2009 (ARRA). These changes affect “covered entities” or organizations such as ours that are required to comply with HIPAA. In addition to new compliance measures, ARRA imposes significant new penalties for HIPAA violations. It also mandates HIPAA audits by the federal government and permits state attorneys general to enforce HIPAA violations impacting patients within a particular state. At the state level, there are new laws governing data security and the reporting of data breaches. These laws can apply to companies such as ours that maintain the personal data of medical patients. Additional legislation related to the privacy and security of patient information may be proposed at both the state and federal level. It may be expensive to implement security or other measures designed to comply with existing or any new legislation to which we become subject. Additionally, the cost of defending ourselves in the event of a government investigation or enforcement activity could be prohibitive.

If any of our product candidates or services become subject to FDA review and approval, we believe that complying with those requirements would be time consuming, burdensome and expensive and could delay our introduction of such new products or services. We do believe that our current services are not subject to FDA regulation. We may, however, expand our services or develop product candidates that subject us to FDA regulation or the FDA or the United States Congress may increase the reach of the FDA's regulations to our current product candidates and services. We have no experience in complying with FDA regulations.

Ethical and other concerns surrounding the use of genetic information may adversely affect demand for any of our proposed product candidates.

Although our technology looks at specific genetic information of tumor tissue and not of an entire human being, genetic profiling has raised ethical issues regarding confidentiality and the appropriate uses of the resulting information. Many states have implemented genetic testing and genetic privacy laws, and the applicability of these genetic testing laws to pharmacogenomic testing is not clear. We have structured our compliance efforts based on what we believe to be reasonable interpretations of regulatory requirements. However, there is no guarantee that the government will agree with our interpretations. Also, governmental authorities may further limit, or regulate the use of genetic testing. Such a scenario could reduce the potential markets for our product candidates, which could materially affect our revenue stream and business.

Changes in healthcare policy could subject us to additional regulatory requirements that may interrupt possible commercialization of our proposed products and increase our costs.

Healthcare policy has been a subject of extensive discussion in the executive and legislative branches of the federal and many state governments. We developed our commercialization strategy for our technology based on existing healthcare policies. Changes in healthcare policy, such as the creation of broad limits for diagnostic products in general, could substantially interrupt the sales of future diagnostic tests, increase costs and divert management's attention. We cannot predict what changes, if any, will be proposed or adopted or the effect that such proposals or adoption may have on our business, financial condition and results of operations.

Risks Related To Competition And Commercialization Of Our Product Candidates

We are subject to intense scientific and commercial competition, which may impair our ability to commercialize our services and product candidates and gain needed market share.

We provide services in a segment of the healthcare industry that is highly fragmented and extremely competitive. Any failure to respond to technological advances and emerging industry standards could impair our ability to attract and retain clients. This industry is characterized by rapid technological change. Our actual and potential competitors in the United States and abroad may include major pharmaceutical, biotechnology, genomic and diagnostic companies such as Clarient, Inc., Caris Diagnostics, and Clinical Data, Inc., large clinical laboratories, universities and other research institutions. Many of our potential competitors have considerably greater financial, technical, marketing, research and other resources than we do, which may allow these competitors to discover important information and technology before we do. It is anticipated that competition will continue to increase due to such factors as the perceived potential for commercial applications of biotechnology and the continued availability of investment capital and government funding for cancer-related research. Our competitors may succeed in developing diagnostic products that circumvent our technologies or product candidates. Also, our competitors may succeed in developing technologies or products that are more effective than those that will be developed by us or that would render our technology or product candidates less competitive or obsolete. Moreover, these competitors may offer broader product lines and have greater name recognition than us and may offer discounts as a competitive tactic.

In addition, we are developing our services and product candidates to impact certain methods for treating cancer. If those methods change, it is likely that the demand for our services and product candidates would significantly decline or cease altogether. The development of new or superior competing technologies or products, or a change in the methodology of treating cancer, could affect our competitive position and harm our business.

Additionally, several development-stage companies are currently making or developing product candidates that compete with or will compete with our potential products. Competitors may succeed in developing, obtaining approval from the FDA or marketing technologies or products that are more effective or commercially attractive than our potential products or that render our technologies and current or potential products obsolete. Competitors may also develop proprietary positions that may prevent us from commercializing product candidates.

If we are unable to develop product candidates to keep pace with rapid medical and scientific change, our operating results and competitive position would be harmed.

In recent years, there have been numerous advances in technologies relating to the diagnosis and treatment of cancer. For advanced cancer, new chemotherapeutic strategies are being developed that may increase survival time and reduce toxic side effects. These advances require us continuously to develop new product candidates and enhance existing product candidates to keep pace with evolving standards of care. Diagnostic tests that we may develop could become obsolete unless we continually innovate and expand our product to demonstrate recurrence and treatment benefit in patients treated with new therapies. New treatment therapies typically have only a few years of clinical data associated with them, which limits our ability to perform clinical studies and correlate sets of genes to a new treatment's effectiveness. If we are unable to demonstrate the applicability of our proposed tests to new treatments, then any sales of our tests could decline, which would harm our revenues.

If we are unable to develop new and enhanced product candidates that achieve widespread market acceptance, we may be unable to recoup product development costs, and our earnings and revenue may decline.

Our future ability to operate depends on our ability to broadly market existing technologies and pharmacogenomic testing services, and to develop and introduce new service and product candidates. We expect to commit substantial resources to developing new services and product candidates, as well as to continue marketing the existing services. If the market for these services and products does not develop as anticipated, or demand for our current service and product offerings does not grow or grows more slowly than we expect, we will have expended substantial resources and capital without realizing sufficient revenue, and our business and operating results could be adversely affected.

If we are unable to support demand for our pharmacogenomic testing services or product candidates, our business may suffer.

We need to meet the market demand including expansion into major healthcare markets outside of the United States for our pharmacogenomic testing services or diagnostic tests in support of the pharmaceutical company clinical trials. If demand for testing services increases, we will be required to implement increases in scale and related processing, client service, billing and systems process improvements, and to expand our internal quality assurance program to support testing on a larger scale. As we expand into the development and commercialization of diagnostic tests, we will also need additional certified laboratory scientists and other scientific and technical personnel. We cannot assure you that any increases in scale, related improvements and quality assurance will be implemented or that appropriate personnel will be available. Failure to implement necessary procedures or to hire the necessary personnel could result in higher cost of processing or an inability to meet market demand. There can be no assurance that we will be able to perform tests on a timely basis at a level consistent with demand. In addition, if we encounter difficulty meeting market demand for our testing services or diagnostic tests, our reputation could be harmed and our future prospects and our business could suffer.

Risks Related To Our Dependence On Third Parties

If we fail to maintain our strategic relationships with GSK, GSK Bio, or Taiho or fail to establish or maintain other strategic relationships we may be unable to sustain or grow our business.

We depend upon our strategic relationships including our clients GSK, GSK Bio and Taiho to achieve market penetration of our services and product candidates, extend the reach of our services and product candidates to a larger number of participants in the healthcare industry, deploy new services and products and generate additional revenue. As an early-stage company, we have limited experience in establishing and maintaining strategic relationships with healthcare industry participants. Entering into, or sustaining strategic relationships will be made more difficult if any of the following situations occur:

•	current or potential strategic collaborators may decide to compete with us in some or all of our markets;
•	potential strategic collaborators may refuse to establish relationships with us if we have entered into relationships with their competitors; or
•	potential strategic collaborators may be reluctant to work with us until our services and product candidates have obtained widespread market acceptance.

Additionally, GSK, GSK Bio or Taiho may seek to terminate their respective agreements with us under the following circumstances.

•	GSK has the right to terminate their agreement with us or any particular study to be performed under the agreement, with or without cause, upon prior written notice to us. Either party may terminate the agreement upon written notice, for uncured material breach or for cause, as defined under the agreement.
•	GSK Bio has the right to terminate their agreement with us at any time, upon prior written notice to us. Either party may terminate the agreement: for uncured material breach; if the other party enters into bankruptcy or similar proceedings; or if the other party is unable to perform its obligations under the agreement for a period of more than three months due to force majeure.
•	With regard to our agreement with Taiho, either party has the right to terminate the agreement in the event of an uncured material breach by the other party, upon prior written notice; or for cause, as defined under the agreement. Since we do not hold a patent for RGI-1 in Japan, we have agreed to negotiate to adjust Taiho's fee obligations in the event that a third party obtains a patent for similar testing services in Japan and offers those services at a competitive rate. In the event that we cannot reach an agreement Taiho has the right to terminate the agreement upon fulfilling certain notice obligations. In addition, should Taiho terminate the agreement for cause, Taiho retains the right to have Dr. Peter Danenberg and/or Kathleen Danenberg provide the testing services in the same manner as we provide them under the agreement.

If we were to lose any one of our strategic relationships it could have a material impact on our ability to sustain or grow our business.

We rely on microarrays and other products supplied by Affymetrix Inc. (“Affymetrix”) to build the underlying pharmacogenomics data of our databases and to provide our pharmacogenomic testing services. If Affymetrix is unable or unwilling to supply us with the products and licenses, we may need to obtain alternative technologies.

Our continuing ability to build and update the gene expression data that are the foundation of our databases depends in part on the ability of Affymetrix to supply us with adequate quantities of microarrays and other products and to make available licenses of technologies to use such products. We also rely on Affymetrix microarrays to provide our pharmacogenomic testing services. Affymetrix provides us with microarrays, reagents, instrumentation and software under an agreement that was renewed on November 14, 2008. There is no assurance that we can renew that agreement in the future on terms comparable to, or as favorable to us as, the current agreement. If Affymetrix is unable or unwilling to supply us with the products and licenses we require on acceptable terms or if the microarrays are unavailable or defective or otherwise unreliable, we may incur additional database production costs and we may need to obtain alternative technologies. Alternative technologies may not be available to us, or may only be available to us on unfavorable terms. Restricted or curtailed access to such products could cause our business to suffer by preventing or delaying our ability to provide our services or increasing the cost to generate additional content for our microarray databases.

We rely on certain suppliers for some of our laboratory instruments and may not be able to find replacements in the event our supplier no longer supplies that equipment.

We rely principally on three suppliers for certain of our laboratory instruments and reagents: Applied Biosystems Inc. (“Applied Biosystems”), Roche Molecular Systems, Inc. (“Roche”) and Affymetrix. We rely on instrumentation and reagents from Applied Biosystems to generate the vast majority of data for our research projects and our pharmaceutical company service contacts. We rely on Roche to provide the in vitro diagnostics instruments for our assay and reagents. We rely on Affymetrix to supply reagents and instrumentation necessary for research and development of differentially expressed gene sets that will be used in our diagnostic tests. If we were to lose any of these suppliers we would have to identify new suppliers with similar platform instrumentation, capable of supporting our technology. Even if we were to identify other suppliers, there is no guarantee that we would be able to transfer our technologies to a new platform with comparable results. Moreover, there can be no assurance that we will be able to enter into agreements with such suppliers on a timely basis on acceptable terms, if at all. The loss of any of these suppliers would have a material adverse effect on us.

We rely on third parties for tissue specimens and other materials to obtain pharmacogenomic information. If we are unable to obtain the rights to the pharmacogenomic information, our ability to develop and commercialize a bioinformatics database of pharmacogenomic information will be significantly limited or delayed.

Under standard clinical practice in the United States, tumor biopsies removed from patients are formalin fixed and embedded in paraffin wax and stored. One of our goals is to develop a bioinformatics database of pharmacogenomic information, which relies on our ability to secure access to these archived tumor biopsy specimens, as well as information pertaining to their associated clinical outcomes. We currently obtain archived tumor biopsy specimens from about a dozen clinicians from various universities around the world for our research and development activities, but do not have the rights to the pharmacogenomic information from these specimens. While we intend to enter into written agreements with certain of these clinicians for the rights to the pharmacogenomic information, we currently have no such agreements in place with any of these clinicians or their affiliated universities. The process of negotiating rights to archived specimens is lengthy since it typically involves numerous parties and approval levels to resolve complex issues such as tissue ownership and usage rights, institutional review board approval, privacy rights, publication rights, intellectual property ownership and research parameters. If we are not able to negotiate rights to archived tumor tissue specimens with hospitals and collaborators, or if other laboratories or our competitors secure rights to these specimens before us, our ability to develop and commercialize a bioinformatics database of pharmacogenomic information will be significantly limited or delayed.

Risks Related To Our Operations

Reimbursement levels for our diagnostic services are subject to continuing change and any reductions in reimbursement levels would decrease our revenues and adversely affect our results of operations and financial condition.

Reimbursement to healthcare providers is subject to continuing change in policies by governmental payors, such as Medicare and Medicaid, private insurers, and other private third party payors. Reimbursement from governmental payors is subject to statutory and regulatory changes, retroactive rate adjustments and administrative rulings, and other policy changes, all of which could materially decrease the range of services for which we are reimbursed or the reimbursement rates paid by governmental payors for our specialized diagnostic services.

Reductions in Medicare's reimbursement rates for pathology services, for which we currently are paid under the Medicare physician fee schedule, would reduce the amount we receive for a substantial portion of our specialized tests. The Medicare physician fee schedule is updated annually and Centers for Medicare and Medicaid Services (CMS), the agency responsible for administering the Medicare program, has made a number of methodological changes to components of the formula used to calculate the payment rate beginning in 2010. These methodological changes have resulted in reductions in the reimbursement for certain pathology services we provide, and future modifications may result in further reduced payment rates. As of December 1, 2010, the Medicare reimbursement rates for physician services were expected to be reduced by 23% for 2011 resulting from the sustainable growth rate formula, which sets a target for Medicare spending on physician services and requires a reduction the following year if actual spending exceeds the target. Although Congress acted to prevent this reduction, as it has done every year since 2003, there is no guarantee that it will do so after this year.

In addition, some private insurers and other third party payors link their rates to Medicare's reimbursement rates, and a reduction in Medicare reimbursement rates for clinical laboratory and pathology services could result in a corresponding reduction in the reimbursements we receive from such third party payors. Any reductions in reimbursement levels for our specialized diagnostic services would decrease our revenues and adversely affect our results of operations and financial condition.

We depend on key scientific and managerial personnel, including Kathleen Danenberg, for the implementation of our business plan, the loss of whom would impair our ability to compete.

Our success to date in developing our services has resulted primarily from the activities of researchers, including Kathleen Danenberg. Ms. Danenberg is our President, Chief Executive Officer and a director and is a leading researcher and authority in the area of gene expression quantification and paraffin extraction technology. She has developed the proprietary technology and know-how that are the basis for our services and product candidates. We have an employment agreement with Ms. Danenberg for a term of three years. In addition, we maintain key-person insurance on her totaling $7.0 million. Although we maintain key-person life insurance on Ms. Danenberg, her role in our company is sufficiently critical that the insurance would not adequately protect us in the event of her death or incapacity.

In addition to Ms. Danenberg, there are other members of our scientific team and senior management on whom our success depends. The loss of services of any of these persons could delay or reduce our product development and commercialization efforts. Furthermore, recruiting, retaining and integrating qualified scientific personnel to perform future research and development work will be critical to our ability to execute our business plan. There can be no assurance that we will be able to attract additional and retain existing personnel. The loss of the services of one or more of these key employees could harm our business.

We have our United States operations at a single location and we have limited redundant systems, therefore our operations are vulnerable to loss or interruptions due to unforeseen events.

Our ability to execute our business plan depends on the efficient and uninterrupted operation of the processing and research and development laboratories, which are located in a single geographic area. The laboratory and our database and operational and administrative systems are vulnerable to interruption or loss from fire, flood, earthquake, power loss, telecommunications failure, break-ins, and similar events. Earthquakes are of particular significance since the existing facility is located in Los Angeles, California, an earthquake-prone area. We may not carry sufficient business interruption insurance to compensate us for losses that may occur. If our operations and research and development were curtailed or ceased, it would seriously harm our business.

We are, and expect to continue to be, subject to risks associated with international business activities that could harm our financial condition and results of operations.

We have an existing contract with Taiho, a Japanese pharmaceutical company, for whom we analyze patient specimens for gene expression from FFPE specimens. We also have an ongoing relationship with GSK, a United Kingdom based company. Although we intend to continue our pharmacogenomic testing services business in the United States, we believe that an increasing amount of our future revenue will come from international sales as we expand our testing services business outside of the United States. The success of our international business activities depends upon a number of factors beyond our control.

International sales are subject to a number of other risks, including:

•	reduced protection for intellectual property rights in some countries;
•	export restrictions, trade regulations and foreign tax laws;
•	fluctuating foreign currency exchange rates;
•	foreign certification and regulatory requirements;
•	lengthy payment cycles and difficulty in collecting accounts receivable;
•	customs clearance and shipping delays; and
•	political and economic instability.

Failure in our information technology and storage systems could significantly increase turnaround time, otherwise disrupt our operations, or lead to increased competition by other providers of laboratory services, all of which could reduce our client base and result in lost net revenues.

Information systems are used extensively in virtually all aspects of our business, including laboratory testing, billing, client service, logistics and management of medical data. We have implemented an internally developed software database system that is used to perform tracking, evaluation, and reporting of laboratory specimens as they are analyzed. We also make use of commercial software applications that allow biostatistical analysis of data generated from chip array studies. These systems will also be used in the facilities we expect to develop overseas to ensure that results from sample processing are consistent from location to location. Our ability to execute our business plan depends, in part, on the continued and uninterrupted performance of our information technology systems, or IT systems. IT systems are vulnerable to damage from a variety of sources, including telecommunications or network failures, malicious human acts and natural disasters. Moreover, despite network security measures, some of our servers are potentially vulnerable to physical or electronic break-ins, computer viruses and similar disruptive problems. Despite the precautionary measures we have taken to prevent unanticipated problems that could affect our IT systems, sustained or repeated system failures that interrupt our ability to generate and maintain data for our pharmaceutical company clients and process other testing orders and deliver results in a timely manner could adversely affect our reputation and result in a loss of clients and net revenues. We are also required to maintain a repository of archive residual specimens and RNA/DNA extracted from these specimens for our pharmaceutical clients for various periods of time specified in our contracts. This requires special storage equipment. Specimen storage equipment consists of lockable cabinets that are catalogued for the storage of paraffin-embedded specimens for our clients. Our database provides locator information in order to retrieve these archived specimens as needed. In addition, we maintain freezers to store frozen tissue specimens. These freezers are monitored via computerized probes on a continuous basis to ensure that temperatures are maintained at levels necessary to keep these specimens frozen. As we seek to expand globally, similar storage systems will be developed at our facilities as necessary to safeguard tissue specimens. Any failure in these storage equipment systems could prevent us from fulfilling these contracts and adversely affect our business, our reputation and result in a loss of clients and net revenues.

As a public company, we must implement additional and expensive finance and accounting systems, procedures and controls as we grow our business and organization and to satisfy new reporting requirements, which will increase our costs and require additional management resources.

We currently are a company with limited resources and we continue to intend to spend most of our resources on research, development and other operational expenses. However, as a public reporting company, we will incur significant additional costs, which will be material to us and will affect our results of operations. In order to comply with the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the Securities and Exchange Commission, we may be required to expand disclosures, accelerate our financial reporting requirements and comply with more complex accounting rules. For instance, compliance with Section 404 of the Sarbanes-Oxley Act and other requirements has increased our costs and required additional management resources. We recently have been upgrading our finance and accounting systems, procedures and controls and will need to continue to implement additional finance and accounting systems, procedures and controls as we grow our business and organization and to satisfy new reporting requirements. If we are unable to complete the required Section 404 assessment as to the adequacy of our internal control over financial reporting, if we fail to maintain or implement adequate controls, or if our independent registered public accounting firm is unable to provide us with an unqualified report as to the effectiveness of our internal control over financial reporting as of the date of our first Form 10-K for which compliance is required in the event we become an accelerated filer with the SEC, our ability to obtain additional financing could be impaired. In addition, investors could lose confidence in the reliability of our internal control over financial reporting and in the accuracy of our periodic reports filed under the Exchange Act. A lack of investor confidence in the reliability and accuracy of our public reporting could cause our stock price to decline. In addition, we could be delisted from the Nasdaq Capital Market.

If we are able to implement our business strategy, we may grow quickly and substantially. As we continue our research and development of diagnostic tests, our global expansion of our testing services business, and our development and commercialization of pharmacogenomics database we will develop the need for more laboratory space and office space in the United States and in other areas of the world like Europe, China, Japan, and India. As a result, we will need to enhance and establish our finance and accounting systems, and implement additional procedures and controls as we execute our business strategy. This will lead to an increase in our costs and require additional management resources. There can be no assurance that we will be able to raise additional funds or retain additional management resources on terms acceptable to us or at al l, which could have a material effect on our business.

If we become subject to product liability claims, we may be required to pay damages that exceed our insurance coverage.

Our business exposes us to potential product liability claims that are inherent in the testing, production, marketing and sale of human diagnostic products. Our product liability insurance is included as part of our professional and general liability coverage and cover us up to $16.0 million annually in potential liability. We believe we carry an adequate amount of product liability insurance, but there can be no assurance that the insurance we carry will provide us with adequate coverage against all potential liabilities. A product liability claim in excess of our insurance coverage would have to be paid out of our cash reserves and could harm our business. In addition, an injunction against one of our product candidates could harm our business.

The marketing, sale and use of our diagnostic tests and testing services could lead to the filing of product liability claims if someone were to allege that our product failed to perform as it was designed. We may also be subject to liability for errors in the information we provide to clients or for a misunderstanding of, or inappropriate reliance upon, the information we provide. A product liability claim could result in substantial damages and be costly and time consuming for us to defend. We cannot provide assurance that our product liability insurance would protect us from the financial impact of defending a product liability claim. Any product liability claim brought against us, with or without merit, could increase our insurance rates or prevent us from securing insurance coverage in the future. Additionally, any product liability lawsuit could cause injury to our reputation, result in the recall of our product candidates, or cause current collaborators to terminate existing agreements and potential collaborators to seek other partners, any of which could impact our results of operations.

Our activities involve hazardous materials and may subject us to environmental liability.

Certain activities of our businesses involve the controlled use of limited quantities of hazardous and radioactive materials and may generate biological waste. We are subject to federal, state and local laws and regulations governing the use, manufacture, storage, handling and disposal of these materials and certain waste products. Although we believe that our safety procedures for handling and disposing of these materials comply with prescribed standards, we cannot completely eliminate the risk of accidental contamination or injury from these materials. In the event of an accident or we otherwise fail to comply with applicable regulations, we could lose our permits and/or approvals or be held liable for damages or penalized with fines.

We maintain $1.0 million annually of bound hazardous waste insurance. While we believe this is a reasonable amount of hazardous waste insurance, there can be no assurance that the insurance we carry will provide us with adequate coverage against all potential liabilities.

We believe that we comply in all material respects with currently applicable environmental laws and regulations and do not expect near term material additional capital expenditures for environmental control facilities. However, we may have to incur significant costs in the future to comply with environmental laws and regulations.

Risks Related To Investing In Our Common Stock

Our operating results may fluctuate, which could cause our stock price to decrease.

Fluctuations in our operating results may lead to fluctuations, including declines, in our share price. Our operating results and our share price may fluctuate from period to period due to a variety of factors, including:

•	demand by the healthcare industry for pharmacogenomic testing services and diagnostic products;
•	reimbursement decisions by third-party payors and announcements of those decisions;
•	the inclusion or exclusion of our product candidates/services in large clinical trials conducted by others;
•	new or less expensive services and products or new technology introduced or offered by our competitors or us;
•	the level of our development activity conducted for new products, and our ability to commercialize these developments;
•	the level of our spending on our commercialization efforts, licensing and acquisition initiatives, clinical trials, and internal research and development;
•	changes in the U.S. and foreign regulatory environment, including any announcement from the FDA or foreign regulatory bodies regarding their decisions in regulating our activities;
•	changes in recommendations of securities analysts or lack of analyst coverage;
•	failure to meet analyst expectations regarding our operating results;
•	additions or departures of key personnel; and
•	general market conditions.

Variations in the timing of our future revenues and expenses could also cause significant fluctuations in our operating results from period to period and may result in unanticipated earning shortfalls or losses.

In addition, the Nasdaq Capital Market in general, and the market for healthcare companies in particular, have experienced significant price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies.

If an active, liquid trading market for our common stock is not sustained, you may not be able to sell your shares quickly or at or above the offering price.

An active and liquid trading market for our common stock may not exist or be sustained. As a result, your ability to resell your shares may be limited. In addition, there is no active trading market for the warrants to be sold hereunder.

Future sales of shares by our stockholders could cause the market price of our common stock to drop significantly, even if our business is performing.

The market price of our common stock could decline as a result of sales of a large number of shares of our common stock, including sales of shares covered hereby, or the perception that these sales could occur. This may also make it more difficult for us to raise funds through the issuance of debt or the sale of equity securities. As of December 17, 2010, we had outstanding 18,357,406 shares of common stock, which are available for resale subject to restrictions on affiliates. Our unregistered securities may be sold in the future pursuant to registration statements filed with the SEC or without registration under the Securities Act to the extent permitted by Rule 144 or other exemptions under the Securities Act.

This decline in our stock price could occur even if our business is otherwise doing well.

If we cannot satisfy, or continue to satisfy the Nasdaq Capital Market's listing requirements and other Nasdaq rules, including Nasdaq's director independence requirements, our common stock could be delisted, which could negatively affect the price of our common stock and your ability to sell them.

In order to maintain our listing on the Nasdaq Capital Market, we are required to comply with certain Nasdaq rules, including those regarding director independence and independent committee requirements, minimum stockholders' equity, minimum share price, and certain corporate governance requirements. On March 4, 2010, we received a notice of deficiency from the Nasdaq Capital Market noting that the Company is no longer in compliance with NASDAQ Listing Rule 5605(b)(1), which requires the Company’s Board of Directors to be comprised of a majority of independent directors. The non-compliance cited by NASDAQ is the result of Mr. Hubertus Spierings’ resignation from the Company Board of Directors, disclosed in a Report on Form 8-K issued by the Company on February 9, 2010. The Company cured this deficiency on December 1, 2010.

Even after regaining compliance, we may not be able to continue to satisfy the Nasdaq requirements and rules. If we are unable to satisfy the Nasdaq criteria for maintaining listing, our common stock could be subject to delisting. If our shares are delisted, trading, if any, of our common stock would thereafter be conducted in the over-the-counter market, in the so-called “pink sheets” or on the Financial Industry Regulatory Authority, Inc.’s “electronic bulletin board.” As a consequence of any such delisting, our share price could be negatively affected and our stockholders would likely find it more difficult to dispose of, or to obtain accurate quotations as to the prices of, our common stock.

In addition, the Company is party to (i) a Registration Rights Agreement, dated July 22, 2009, with Lansdowne UK Strategic Investment Master Fund Limited and (ii) a Registration Rights Agreement, dated March 5, 2010, with Lansdowne UK Strategic Investment Master Fund Limited, Steven Becker, Matthew Drapkin, SRB Greenway Opportunity Fund (QP), L.P., SRB Greenway Opportunity Fund, L.P., pursuant to which the Company is obligated to use commercially reasonable efforts to maintain the listing of Company’s common stock on Nasdaq for a period that will terminate on the earlier of the two year anniversary of the signing of the applicable agreement or the date on which the counterparty stockholders have sold all of their shares of common stock. In the event the Company fails to maintain the listing of Company’s common stock on Nasdaq during the required period, the Company would be in breach of such agreements. Because these registration rights agreements do not provide for an explicitly stated or defined penalty due upon a breach, the counterparty stockholders thereunder would be entitled to pursue all rights and remedies at law or equity including an injunction or other equitable relief in the event the Company fails to maintain the listing of the Company’s common stock on Nasdaq during the required period.

Anti-takeover provisions in our charter, by-laws and Delaware law and change of control provisions in some of our employment agreements may discourage or prevent a change of control and may make it difficult for you to change our management and may also make a takeover difficult.

Our corporate documents and Delaware law contain provisions that limit the ability of stockholders to change our management and may also enable our management to resist a takeover. These provisions include limitations on persons authorized to call a special meeting of stockholders and advance notice procedures required for stockholders to make nominations of candidates for election as directors or to bring matters before an annual meeting of stockholders. These provisions might discourage, delay or prevent a change in control or in our management. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors and cause us to take other corporate actions. In addition, the existence of these provisions, together with Delaware law, might hinder or delay an attempted takeover other than through negotiations with our board of directors.

In addition, some of our employment agreements provide for accelerated vesting of benefits upon a change of control, which include full vesting of options and cash payments based on salary levels at the time of a change of control. These agreements could discourage or prevent a change in our executive management or a change of control of our company by our stockholders or third parties.

We do not expect to pay dividends in the foreseeable future. As a result, you must rely on stock appreciation for any return on your investment.

We do not anticipate paying cash dividends on our common stock in the foreseeable future. Any payment of cash dividends will also depend on our financial condition, results of operations, capital requirements and other factors and will be at the discretion of our board of directors. Accordingly, you will have to rely on capital appreciation, if any, to earn a return on your investment in our common stock. Furthermore, we may in the future become subject to contractual restrictions on, or prohibitions against, the payment of dividends.

USE OF PROCEEDS

Except as described in any prospectus supplement or in any related writing prospectus that we may authorize, we intend to use any net proceeds from the sale of our securities for our operations and for other general corporate purposes, including working capital, development of our molecular diagnostics, research and development activities, and capital expenditures. Pending any specific utilization, the proceeds from the sale of the offered securities may be invested in a manner designed to ensure levels of liquidity which correspond to our current and foreseeable cash needs. Such investments may include, but may not be limited to, short term investments, including government bonds, or other interest bearing investments.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Our authorized capital stock consists of 50,000,000 shares of common stock, par value $0.01, 18,357,406 of which are outstanding as of December 17, 2010 and 5,000,000 shares of preferred stock, par value $0.01, that may be issued from time to time by the Board in one or more series, of which no shares are outstanding of December 17, 2010.

Common Stock

We have one existing class of common stock. Holders of our voting common stock are entitled to one vote per share for each share held of record on all matters submitted to a vote of common shareholders. Holders of our common stock do not have cumulative voting rights.

The holders of outstanding common stock are entitled to receive dividends out of funds legally available at the times and in the amounts that the Board of Directors may determine. No holders of our common stock have preemptive rights, other than Lansdowne Partners Limited Partnership, which has the right to maintain its percentage ownership interests in connection with future issuances of capital stock, subject to various exceptions and limitations, pursuant to a purchase agreement entered into on July 22, 2009. Shares of our common stock are not convertible or redeemable. Upon our dissolution, liquidation or winding-up, our assets legally available for distribution to our stockholders are distributable ratably among the holders of common stock.

All issued an outstanding shares of common stock are fully paid an non-assessable. Any shares of common stock we offer under this prospectus will be fully paid and non-assessable.

Our common stock is listed on the NASDAQ Capital Market under the symbol “RGDX.”

American Stock Transfer & Trust Company LLC is our transfer agent for our common stock.

Warrants

We may offer and sell warrants to purchase common stock either separately or together with the common. The warrants are to be issued under warrant agreements, each to be entered into between us and a bank, trust company or other financial institution, as warrant agent, all as described in the prospectus supplement relating to the particular issue of warrants. The form of warrant agreement, including the form of certificate representing the applicable warrants, that will be entered into with respect to a particular offering of warrants will be filed as an exhibit to a document that is incorporated or deemed to be incorporated by reference in this prospectus. The following description provides certain general terms and provisions of the warrants and the related warrant agreements to which any prospectus supplement may relate and is not complete. Certain other terms of any warrants and the related warrant agreement will be described in the applicable prospectus supplement. To the extent that any particular terms of any warrants or the related warrant agreement described in a prospectus supplement differ from any of the terms described in this prospectus, then those particular terms described in this prospectus shall be deemed to have been superseded by that prospectus supplement.

General

Reference is made to the applicable prospectus supplement for the terms of the warrants to be offered, including (where applicable):

•	the title and aggregate number of the applicable warrants;
•	the number of shares of common stock that may be purchased upon exercise of each warrant;
•	the price, or the manner of determining the price, at which the common stock may be purchased upon exercise of each warrant;
•	if other than cash, the property and manner in which the exercise price for the warrants may be paid;
•	any minimum or maximum number of warrants that are exercisable at any one time;
•	the time or times at which, or the period or periods during which, the warrants may be exercised and the expiration date of those warrants;
•	the terms of any mandatory or optional redemption provisions relating to the warrants;
•	the terms of any right we have to accelerate the exercise of the warrants upon the occurrence of certain events;
•	whether the warrants will be sold with any other securities, and the date, if any, on and after which those warrants and any other securities will be separately transferable;
•	the identity of the warrant agent; and
•	any other terms of the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase such number of shares of common stock at such exercise price as shall be set forth, or shall be determinable as set forth, in the applicable prospectus supplement. Warrants may be exercised at the times and in the manner set forth in the applicable prospectus supplement.

The applicable prospectus supplement will specify how the exercise price of any warrants is to be paid, which may include payment in cash or by surrender of other warrants issued under the same warrant agreement (a so-called “cashless exercise”). Upon receipt of payment of the exercise price and, if required, the certificate representing the warrants being exercised properly completed and duly executed at the office or agency of the applicable warrant agent or at any other office or agency designated for that purpose, we will promptly deliver the common stock to be delivered upon such exercise.

No Rights as Holders of Shares

Holders of warrants will not be entitled, by virtue of being such a holder, to vote, consent or receive notice as holders of our outstanding common stock in respect of any meeting of holders of our shares for the election of our directors or any other matter, or to exercise any other rights whatsoever as holders of our common stock, or to receive dividends or distributions, if any, on our common stock.

PLAN OF DISTRIBUTION

We may sell the shares of our common stock and warrants in any one or more of the following ways from time to time: (1) through agents; (2) to or through underwriters; (3) through brokers or dealers; (4) directly by us to purchasers, including through a specific bidding, auction or other process; or (5) through a combination of any of these methods of sale. The applicable prospectus supplement and/or other offering materials will contain the terms of the transaction, name or names of any underwriters, dealers or agents and the respective amounts of shares and warrants underwritten or purchased by them, the initial public offering price of the shares and warrants, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The shares and warrants may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase shares and warrants may be solicited directly by us or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the shares so offered and sold.

If underwriters are utilized in the sale of any shares and warrants in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale.

The shares and warrants may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement and/or other offering material, the obligations of the underwriters are subject to certain conditions precedent, and the underwriters will be obligated to purchase all such shares and warrants if they purchase any of them.

If a dealer is utilized in the sale of the shares and warrants in respect of which this prospectus is delivered, we will sell such shares and warrants to the dealer, as principal. The dealer may then resell such shares and warrants to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares and warrants as agent but may position and resell as principal to facilitate the transaction or in cross-trades, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the shares and warrants so offered and sold.

Offers to purchase shares and warrants may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

If so indicated in the applicable prospectus supplement and/or other offering materials, we may authorize agents and underwriters to solicit offers by certain institutions to purchase shares and warrants from us at the public offering price set forth in the applicable prospectus supplement and/or other offering material pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement and/or other offering material. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement and/or other offering material.

Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement and/or other offering material.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

To comply with the securities laws of certain states, if applicable, the shares of common stock and warrants offered by this prospectus will be offered and sold in those states only through registered or licensed brokers or dealers.

Any agents and underwriters who are qualified market makers on the NASDAQ Capital Market may engage in passive market making transactions in the securities on the NASDAQ Capital Market in accordance with Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement or free writing prospectus.

LEGAL MATTERS

The validity of the issuance of the common stock and warrants offered by this prospectus and certain other legal matters are being passed upon for us by our counsel, Willkie Farr & Gallagher LLP, New York, New York. If the validity of any shares of common stock and warrants is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.

EXPERTS

The consolidated financial statements as of December 31, 2009 and for the year then ended incorporated by reference in this Prospectus have been so incorporated in reliance on the report of BDO USA, LLP, (formerly known as BDO Seidman, LLP), an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements as of December 31, 2008 and for the year then ended appearing in Response Genetics, Inc.’s Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 2008, have been audited by SingerLewak LLP, independent registered public accounting firm, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed with the SEC a registration statement on Form S-3 to register the common stock being offered pursuant to this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement. For further information about us and the shares of common stock offered pursuant to this prospectus, you should refer to the registration statement and its exhibits.

Our annual reports on Form 10-K, along with all other reports and amendments filed with or furnished to the SEC are publicly available free of charge on the investor relations section of our website as soon as reasonably practicable after we file such materials with, or furnish them to, the SEC. Our website is located at http://www.responsegenetics.com. The information on our website is not part of this or any other report that we file with, or furnish to, the SEC. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You may also read and copy any documents we file with the SEC at its Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operations of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

INCORPORATION BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the SEC, modifies or replaces this information. All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the initial filing of this registration statement and prior to effectiveness of this registration statement and after the date of this prospectus and until we sell all the securities shall be deemed to be incorporated by reference into this prospectus. We incorporate by reference the following previously filed documents:

(1)	Our Current Reports on Form 8-K (in all cases other than information furnished rather than filed pursuant to any Form 8-K) filed with the SEC on January 19, 2010, February 9, 2010, March 8, 2010, March 10, 2010, March 29, 2010, May 5, 2010, June 16, 2010, July 19, 2010, August 5, 2010, September 16, 2010, September 21, 2010, October 26, 2010 and November 4, 2010;
(2)	Our Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 2009;
(3)	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on October 20, 2010;
(4)	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, filed with the SEC on May 14, 2010, June 30, 2010, filed with the SEC on August 10, 2010, and September 30, 2010, filed with the SEC on November 9, 2010;
(5)	The description of our common shares set forth in our registration statement filed under the Exchange Act on Form SB-2 (File No. 333-139534) as filed with the SEC on December 21, 2006, as amended, including any amendment or report for the purpose of updating such description.

To receive a free copy of any of the documents incorporated by reference in this Prospectus (other than exhibits) call or write us at the following address: Response Genetics, Inc., 1640 Marengo St., 6th Floor, Los Angeles, CA 90033, (323) 224-3900.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.

4,464,443 Shares

Response Genetics, Inc.

Common Stock

PROSPECTUS SUPPLEMENT

National Securities Corporation

December 13, 2013